Exhibit 99.2

EQUITY ONE

SUPPLEMENTAL INFORMATION PACKAGE

QUARTER ENDED DECEMBER 31, 2016

AVENTURA SQUARE, AVENTURA FL

Equity One, Inc.
410 Park Avenue | Suite 1220
New York, New York 10022
www.equityone.com

Equity One, Inc.

SUPPLEMENTAL INFORMATION
December 31, 2016
(unaudited)

TABLE OF CONTENTS
Page

Press Release	3-10
Financial Information
Disclosures	11
Summary Financial Results and Ratios	12-13
Components of Net Asset Value	14-15
Market Capitalization	16
Net Operating Income	17
EBITDA and Adjusted EBITDA	18
Additional Information	19
Leasing Data
Portfolio Statistics	20
Tenant Concentration - Top Twenty-Five Tenants	21
Recent Leasing Activity	22
Shopping Center Lease Expiration Schedule	23
Property Data
Annual Base Rent of Operating Properties by State	24
Property Status Report	25-33
Real Estate Acquisition and Disposition Activity	34
Real Estate Developments and Redevelopments	35-36
Tactical Capital Improvements	37
Debt Schedules
Debt Summary	38
Debt Maturity Schedule	39
Debt by Instrument	40-41
Unconsolidated Joint Venture Supplemental Data	42-44
Appendices - Reconciliations of Non-GAAP Financial Measures	45-50

Equity One, Inc. 410 Park Avenue, Suite 1220 New York, NY 10022 212-796-1760	For additional information: Matthew Ostrower, EVP and Chief Financial Officer
FOR IMMEDIATE RELEASE:
Equity One Reports Fourth Quarter and Year End 2016 Operating Results

New York, NY, February 28, 2017 - Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three months and year ended December 31, 2016. Net income attributable to Equity One, Inc. was $17.6 million, or $0.12 per diluted share, for the quarter ended December 31, 2016, as compared to $13.4 million, or $0.10 per diluted share, for the fourth quarter of 2015. Net income attributable to Equity One, Inc. was $72.8 million, or $0.51 per diluted share, for the year ended December 31, 2016, as compared to $65.5 million, or $0.51 per diluted share, for the same period of 2015. Net income attributable to Equity One, Inc. for the three months and year ended December 31, 2016 included $5.5 million of merger expenses associated with the company’s pending merger with Regency Centers Corporation (“Regency”). Net income attributable to Equity One, Inc. for the year ended December 31, 2016 also included $14.7 million of debt extinguishment losses and $3.1 million of impairment losses. Net income attributable to Equity One, Inc. for the year ended December 31, 2015 included $16.8 million of impairment losses, $7.3 million of debt extinguishment losses and $8.8 million of income associated with the redemption of the company’s interest in a joint venture.

Highlights of the quarter and recent activity include:

•
Generated net income attributable to Equity One, Inc. for the quarter of $0.12 per diluted share, representing a 20% increase as compared to the fourth quarter of 2015, and generated net income attributable to Equity One, Inc. of $0.51 per diluted share for the year ended December 31, 2016, consistent with the same period in 2015

•
Generated Funds From Operations (FFO) for the quarter of $0.29 per diluted share, consistent with the fourth quarter of 2015, and Core FFO of $0.36 per diluted share for the quarter, representing a 6% increase as compared to the fourth quarter of 2015, and generated FFO and Core FFO for the year ended December 31, 2016 of $1.23 and $1.41 per diluted share, respectively, representing growth of 1% and 7%, respectively, as compared to the same period in 2015

•
Same-property net operating income (NOI) increased by 4.8% (6.3% including redevelopments) for the quarter as compared to the fourth quarter of 2015, and increased 4.5% (5.6% including redevelopments) for the year ended December 31, 2016 as compared to the same period in 2015

•
Retail occupancy (excluding developments and redevelopments) was 95.8% as of December 31, 2016, up 40 basis points as compared to September 30, 2016, and down 20 basis points as compared to December 31, 2015

•
Executed 98 leases totaling 489,200 square feet during the quarter, including 94 same-space new leases, renewals, and options totaling 481,101 square feet at an average rent spread of 14.3% on a cash basis. On a same-space basis, 29 new leases and 65 renewals and options were executed during the quarter at an average rent spread of 19.8% and 12.0%, respectively

•	Retail portfolio average base rent (including developments and redevelopments) was $20.59 per square foot as of December 31, 2016 as compared to $20.13 as of September 30, 2016

•	Acquired San Carlos Marketplace, a 153,510 square foot shopping center located in San Carlos, California, for $97.0 million in October 2016

•
Closed on the sale of a non-core asset for a total gross sales price of $2.7 million in December 2016. Additionally, subsequent to year end, closed on the sale of three non-core assets for a total gross sales price of $34.1 million

The company’s previously announced planned merger with Regency is expected to close on or about March 1, 2017, subject to the satisfaction of customary closing conditions. On February 24, 2017, the stockholders of both Equity One and Regency approved the merger and other related items at their respective stockholder meetings.

Financial and Operational Highlights

Net income attributable to Equity One, Inc. for the three months and year ended December 31, 2016 of $17.6 million and $72.8 million, respectively, included $5.5 million of merger expenses associated with the company’s pending merger with Regency. Also included in net income attributable to Equity One, Inc. for the year ended December 31, 2016 is $14.7 million of debt extinguishment losses primarily from the redemption of the company’s 6.00% and 6.25% senior notes and the defeasance of a mortgage loan, and $3.1 million of impairment losses. Net income attributable to Equity One, Inc. for the three months ended December 31, 2015 of $13.4 million included $4.7 million of debt extinguishment losses and $2.8 million of impairment losses. Net income attributable to Equity One, Inc. for the year ended December 31, 2015 of $65.5 million included $7.3 million of debt extinguishment losses, $16.8 million of impairment losses and $8.8 million of income associated with the redemption of the company’s interest in a joint venture.

In the fourth quarter of 2016, the company generated FFO of $42.7 million, or $0.29 per diluted share, as compared to $40.1 million, or $0.29 per diluted share, for the fourth quarter of 2015. Core FFO was $51.7 million, or $0.36 per diluted share, for the fourth quarter of 2016, as compared to $47.3 million, or $0.34 per diluted share, for the fourth quarter of 2015, representing a 6% increase on a per share basis. During the year ended December 31, 2016, the company generated FFO of $176.3 million, or $1.23 per diluted share, as compared to $170.8 million, or $1.22 per diluted share for the same period of 2015, representing an increase of 1% on a per share basis. Core FFO was $202.1 million, or $1.41 per diluted share, for the year ended December 31, 2016, as compared to $184.5 million, or $1.32 per diluted share, for the same period of 2015, representing a 7% increase on a per share basis. A reconciliation of net income attributable to Equity One, Inc. to FFO and to Core FFO is provided in the tables accompanying this press release.

Same-property NOI excluding redevelopments increased by 4.8% for the fourth quarter of 2016 as compared to the fourth quarter of 2015, which was driven primarily by increased minimum rent throughout the portfolio from new rent commencements, lease renewals and contractual rent increases at properties including Westwood Complex, Buckhead Station and Willows Shopping Center. Same-property NOI for the broader same-property pool including redevelopments increased by 6.3% for the fourth quarter of 2016 as compared to the fourth quarter of 2015 largely due to 17.1% NOI growth from redevelopment assets, especially at 101 7th Avenue. A reconciliation of net income attributable to Equity One, Inc. to same-property NOI is provided in the tables accompanying this press release. On a same-property basis, occupancy for the company’s retail portfolio was 95.7%, up 40 basis points as compared to September 30, 2016 and down 30 basis points as compared to December 31, 2015.

One of the company’s anchor tenants, The Sports Authority, filed for bankruptcy in March 2016, which ultimately led to the rejection of all of the company’s four leases. The four leases comprised a total of 108,000 square feet of GLA and aggregate annualized base rent of approximately $3.8 million. The company executed leases totaling approximately 93,000 square feet of GLA at three of these locations (Broadway Plaza, The Gallery at Westbury Plaza and Westbury Plaza) at an aggregate annualized base rent of approximately $3.4 million, which exceeds the rent previously paid by The Sports Authority in those locations. Two of the new tenants commenced rent in October 2016 and the other new tenant is expected to commence paying rent in the fourth quarter of 2017. The company is actively marketing the one remaining location.
Development and Redevelopment Activities

As of December 31, 2016, the company had approximately $232.8 million of active development and redevelopment projects underway of which $89.8 million remained to be incurred.

At Serramonte Center in Daly City, California, construction is underway on all significant components of the $109.1 million, 247,000 square foot multi-phased redevelopment. The entertainment portion of the project, anchored by Dave & Buster’s, opened and commenced paying rent during the fourth quarter of 2016. Daiso also opened during the fourth quarter of 2016. The balance to complete this project is estimated at $53.8 million as of December 31, 2016.

At Countryside Shops in Cooper City, Florida, the company continued site work during the fourth quarter of 2016 to build a new 45,600 square foot store for Publix that is expected to be delivered in the second quarter of 2017, reconfigure existing space to accommodate Ross Dress for Less, and make other enhancements to the center. The balance to complete this project is estimated at $15.7 million as of December 31, 2016.

At Pablo Plaza, in Jacksonville, Florida, an $18.0 million project is underway which will add a Whole Foods specialty grocery anchor, add a PetSmart junior anchor, reconfigure shop space to accommodate another junior anchor, and add a Chipotle as an outparcel to the center. Both PetSmart and the Chipotle opened for business and commenced paying rent during the fourth quarter of 2016. The company closed on the purchase of a 4,000 square foot outparcel, adjacent to the property and occupied by Mattress Firm, for $2.6 million in November 2016. The balance to complete this project is estimated at $10.6 million as of December 31, 2016.

At Point Royale in Miami, Florida, the approximately 50,500 square foot space built for Burlington substantially replaces the space previously leased to Best Buy. Burlington opened and commenced paying rent during the fourth quarter of 2016. The company is in discussions with national tenants to lease the center’s remaining 30,000 square feet of junior anchor space. The total budget for the redevelopment of Point Royale is estimated at $9.8 million with a balance to complete of $5.7 million as of December 31, 2016.

Acquisition and Disposition Activity

In October 2016, the company acquired San Carlos Marketplace, a 153,510 square foot shopping center located in San Carlos, California, for $97.0 million and paid $3.4 million for the prepayment penalty on the existing mortgage loan encumbering the property that was not assumed in the acquisition. The property is 100% leased and anchored by TJMaxx/HomeGoods, Best Buy, PetSmart and Bassett Furniture. In connection with this transaction, the company drew the remaining $75.0 million under its $300.0 million delayed draw term loan facility.

In December 2016, the company closed on the sale of Thomasville Commons located in Thomasville, North Carolina, for a gross sales price of $2.7 million. Additionally, subsequent to year end, the company closed on the sale of Lantana Village located in Lantana, Florida, Riverview Shopping Center located in Durham, North Carolina, and Centre Pointe Plaza located in Smithfield, North Carolina for an aggregate gross sales price of $34.1 million.

Balance Sheet Highlights

At December 31, 2016, the company’s total market capitalization (including debt and equity) was $5.9 billion, comprising 145.3 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $4.5 billion and approximately $1.4 billion of debt (excluding any debt premium/discount). The company’s ratio of net debt (net of cash) to total market capitalization was 23.9%. At December 31, 2016, the company had approximately $16.7 million of cash and cash equivalents on hand and $118.0 million outstanding under its $850.0 million revolving credit facility. During the quarter, the company did not sell any shares of its common stock under its “at-the-market” equity offering program.

ACCOUNTING AND OTHER DISCLOSURES

The company believes FFO (combined with the primary presentations in accordance with accounting principles generally accepted in the United States of America (“GAAP”)) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”

FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT further states that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” The company makes certain adjustments to FFO, which it refers to as Core FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and other financing and investing activities, merger expenses, impairment of goodwill, land and joint venture investments, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company also believes that Core FFO is a useful, supplemental measure of its core operating performance that facilitates comparability of historical financial periods. The company believes that the presentation of comparable period operating results generated from its FFO and Core FFO measures provides financial analysts, investors and stockholders with more complete information regarding the company's performance than they would have without the presentation of this information.

The company uses NOI and cash NOI, which are non-GAAP financial measures, internally as performance measures and believes NOI and cash NOI provide useful information to investors regarding the company’s financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level and when compared across periods, reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared. The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties. For the three months ended December 31, 2016, the company moved three properties that had been under redevelopment (Boynton Plaza, Kirkman Shoppes and Willows Shopping Center) with 473,210 square feet into the same-property pool. In addition, during the year ended December 31, 2016, the company moved one property that had been under redevelopment (Alafaya Commons) with 130,811 square feet into the same-property pool and moved one property (Point Royale), with 182,339 square feet out of the same-property pool as it is undergoing redevelopment.

The company’s method of calculating FFO, Core FFO, NOI, cash NOI and same-property NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Core FFO, NOI, cash NOI and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Core FFO, NOI, cash NOI nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One, Inc. is the most directly comparable GAAP measure to FFO, Core FFO, NOI, cash NOI and same-property NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

Retail occupancy as used herein refers to the company’s consolidated portfolio and excludes developments and redevelopments and non-retail and unconsolidated joint venture properties.

FOR ADDITIONAL INFORMATION

For a copy of the company’s fourth quarter supplemental information package, please access the “Investors” section of Equity One’s web site at www.equityone.com. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at investorrelations@equityone.com.

ABOUT EQUITY ONE, INC.

As of December 31, 2016, the company’s portfolio comprised 122 properties, including 101 retail properties and five non-retail properties totaling approximately 12.8 million square feet of gross leasable area, or GLA, 10 development or redevelopment properties with approximately 2.3 million square feet of GLA, and six land parcels. As of December 31, 2016, the company’s retail occupancy excluding developments and redevelopments was 95.8% and included national, regional and local tenants. Additionally, the company had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include the ability to consummate the previously announced merger between Equity One and Regency; volatility in the capital markets and changes in borrowing rates; changes in macro-economic conditions and the demand for retail space in the markets in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; the risks that Equity One may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time and cost to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the timing, extent and ultimate proceeds realized from asset dispositions; the extent to which continuing supply constraints occur in geographic markets where Equity One owns properties; the success of Equity One’s efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; changes in Equity One’s credit ratings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets December 31, 2016 and 2015 (Unaudited) (in thousands, except share par value amounts)

	December 31, 2016	December 31, 2015
ASSETS
Properties:
Income producing	$3,509,492	$3,337,531
Less: accumulated depreciation	(493,162)	(438,992)
Income producing properties, net	3,016,330	2,898,539
Construction in progress and land	141,829	167,478
Properties held for sale	32,630	2,419
Properties, net	3,190,789	3,068,436
Cash and cash equivalents	16,650	21,353
Restricted cash	250	250
Accounts and other receivables, net	11,699	11,808
Investments in and advances to unconsolidated joint ventures	61,796	64,600
Goodwill	5,719	5,838
Other assets	207,701	203,618
TOTAL ASSETS	$3,494,604	$3,375,903

LIABILITIES AND EQUITY
Liabilities:
Notes payable:
Mortgage loans	$255,646	$282,029
Senior notes	500,000	518,401
Term loans	550,000	475,000
Revolving credit facility	118,000	96,000
	1,423,646	1,371,430
Unamortized deferred financing costs and premium/discount on notes payable, net	(8,008)	(4,708)
Total notes payable	1,415,638	1,366,722
Other liabilities:
Accounts payable and accrued expenses	51,547	46,602
Tenant security deposits	9,876	9,449
Deferred tax liability	14,041	13,276
Other liabilities	163,215	169,703
Total liabilities	1,654,317	1,605,752
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	—	—
Common stock, $0.01 par value – 250,000 shares authorized and 144,861 and 129,106 shares issued and outstanding at December 31, 2016 and 2015, respectively	1,449	1,291
Additional paid-in capital	2,304,395	1,972,369
Distributions in excess of earnings	(461,344)	(407,676)
Accumulated other comprehensive loss	(4,213)	(1,978)
Total stockholders’ equity of Equity One, Inc.	1,840,287	1,564,006
Noncontrolling interests	—	206,145
Total equity	1,840,287	1,770,151
TOTAL LIABILITIES AND EQUITY	$3,494,604	$3,375,903

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income For the three months and year ended December 31, 2016 and 2015 (Unaudited) (in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$73,665	$68,983	$287,487	$272,204
Expense recoveries	19,769	20,217	81,585	80,737
Percentage rent	838	855	5,126	5,335
Management and leasing services	303	445	1,140	1,877
Total revenue	94,575	90,500	375,338	360,153
COSTS AND EXPENSES:
Property operating	12,692	12,606	51,705	51,373
Real estate taxes	9,844	9,960	43,041	42,167
Depreciation and amortization	24,389	24,024	102,252	92,997
General and administrative	12,995	9,913	39,426	36,277
Total costs and expenses	59,920	56,503	236,424	222,814
INCOME BEFORE OTHER INCOME AND EXPENSE AND INCOME TAXES	34,655	33,997	138,914	137,339
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures	602	2,060	2,711	6,493
Other income	39	336	909	6,200
Interest expense	(11,783)	(13,279)	(48,603)	(55,322)
(Loss) gain on sale of operating properties	(23)	—	3,670	3,952
Loss on extinguishment of debt	—	(4,735)	(14,650)	(7,298)
Impairment losses	—	(2,829)	(3,121)	(16,753)
Merger expenses	(5,505)	—	(5,505)	—
INCOME BEFORE INCOME TAXES	17,985	15,550	74,325	74,611
Income tax (provision) benefit of taxable REIT subsidiaries	(354)	389	(1,485)	856
NET INCOME	17,631	15,939	72,840	75,467
Net income attributable to noncontrolling interests	—	(2,507)	—	(10,014)
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$17,631	$13,432	$72,840	$65,453

EARNINGS PER COMMON SHARE
Basic	$0.12	$0.10	$0.51	$0.51
Diluted	$0.12	$0.10	$0.51	$0.51

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	144,775	129,048	142,492	127,957
Diluted	145,015	129,301	143,167	128,160

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.22	$0.88	$0.88

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One, Inc. to FFO and to Core FFO
The following table reflects the reconciliation of net income attributable to Equity One, Inc., the most directly comparable GAAP measure, to FFO and to Core FFO for the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per share data)
Net income attributable to Equity One, Inc.	$17,631	$13,432	$72,840	$65,453
Real estate depreciation and amortization, net of noncontrolling interest	24,096	23,685	101,059	91,705
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	957	943	3,577	3,947
Loss (gain) on disposal of depreciable real estate (1)	23	—	(3,670)	(3,952)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (2)	—	(1,403)	—	(8,428)
Impairments of depreciable real estate	—	1,579	2,454	12,886
Tax effect of adjustments	—	(599)	—	(768)
FFO	42,707	37,637	176,260	160,843
Earnings attributed to noncontrolling interest (3)	—	2,499	—	9,995
FFO Available to Diluted Common Stockholders	42,707	40,136	176,260	170,838
Transaction costs (4)	3,496	1,073	4,919	2,733
Merger expenses (5)	5,505	—	5,505	—
Impairment of goodwill, land and joint venture investments	—	1,250	667	3,867
Reorganization and severance adjustments (6)	—	57	196	637
Loss on extinguishment of debt	—	4,735	14,650	7,298
Tax effect of adjustments	—	—	(70)	(918)
Core FFO Available to Diluted Common Stockholders	$51,708	$47,251	$202,127	$184,455

FFO per Diluted Common Share	$0.29	$0.29	$1.23	$1.22
Core FFO per Diluted Common Share	$0.36	$0.34	$1.41	$1.32
Weighted average diluted shares (7)	145,015	140,659	143,167	139,518
__________________________________________

(1)	Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to GRI-EQY I, LLC (the "GRI JV") for the year ended December 31, 2015.

(2)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the year ended December 31, 2015.

(3)
Represents earnings attributed to convertible units held by Liberty International Holdings Limited ("LIH") for the three months and year ended December 31, 2015. Although these convertible units are excluded from the calculation of earnings per diluted share for the three months and year ended December 31, 2015, FFO available to diluted common stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(4)
Represents costs primarily associated with acquisition and disposition activity of $3.5 million and $4.4 million, for the three months and year ended December 31, 2016, respectively, as well as costs of $348,000 incurred during the year ended December 31, 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. For the three months and year ended December 31, 2015, includes $300,000 and $1.8 million, respectively, of acquisition and disposition costs, and $773,000 and $908,000, respectively, of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program, and affiliate public offerings.

(5)	Represents expenses associated with the company's pending merger with Regency Centers Corporation ("Regency").

(6)
For the year ended December 31, 2016, represents severance expenses. For the three months and year ended December 31, 2015, primarily includes costs associated with the company's executive transition and severance expenses.

(7)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for the three months and year ended December 31, 2015 is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for the three months and year ended December 31, 2015 for GAAP purposes because their inclusion was anti-dilutive.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One, Inc. to Same-Property NOI
The following table reflects the reconciliation of net income attributable to Equity One, Inc., the most directly comparable GAAP measure, to same-property NOI for the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(dollars in thousands)
Net income attributable to Equity One, Inc.	$17,631	$13,432	$72,840	$65,453
Net income attributable to noncontrolling interests	—	2,507	—	10,014
Income tax provision (benefit) of taxable REIT subsidiaries	354	(389)	1,485	(856)
Income before income taxes	17,985	15,550	74,325	74,611
Less:
Management and leasing services income	303	445	1,140	1,877
Equity in income of unconsolidated joint ventures	602	2,060	2,711	6,493
(Loss) gain on sale of operating properties	(23)	—	3,670	3,952
Other income	39	336	909	6,200
Add:
Depreciation and amortization expense	24,389	24,024	102,252	92,997
General and administrative expenses	12,995	9,913	39,426	36,277
Interest expense	11,783	13,279	48,603	55,322
Loss on extinguishment of debt	—	4,735	14,650	7,298
Impairment losses	—	2,829	3,121	16,753
Merger expenses (1)	5,505	—	5,505	—
Total NOI	71,736	67,489	279,452	264,736
Straight-line rent	(1,067)	(1,101)	(4,840)	(4,612)
Accretion of below-market lease intangibles, net	(3,642)	(3,505)	(13,439)	(13,793)
Intercompany management fees	(3,035)	(2,784)	(11,953)	(11,212)
Amortization of lease incentives	337	262	1,264	1,034
Amortization of below-market ground lease intangibles	193	152	733	601
Total Cash NOI	64,522	60,513	251,217	236,754
Other non same-property NOI	(2,678)	(2,148)	(13,124)	(10,664)
Adjustments (2)	(44)	(238)	(30)	(745)
Same-property NOI including redevelopments (3)	61,800	58,127	238,063	225,345
Redevelopment property NOI	(8,313)	(7,100)	(42,714)	(38,432)
Same-property NOI (3)	$53,487	$51,027	$195,349	$186,913

Growth in same-property NOI	4.8%		4.5%
Number of properties (4)	97		88

Growth in same-property NOI including redevelopments	6.3%		5.6%
Number of properties (5)	106		97
_______________

(1)	Represents expenses associated with the company's pending merger with Regency.

(2)
Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

(3)
Included in same-property NOI for the year ended December 31, 2016 is $366,500 in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

(4)
The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.

(5)
The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

EQUITY ONE, INC.
DISCLOSURES
December 31, 2016

Forward Looking Statements
Certain information contained in this Supplemental Information Package constitutes forward-looking statements within the meaning of the federal securities laws. Although Equity One, Inc. (the "company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which the company owns properties; the continuing financial success of the company’s current and prospective tenants; the risks that the company may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the extent to which continuing supply constraints occur in geographic markets where the company owns properties; the success of the company's efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of the company to successfully integrate the operations and systems of acquired companies and properties; changes in the company’s credit ratings; and other risks, which are described in the company’s filings with the Securities and Exchange Commission.
Basis of Presentation
The information contained in the Supplemental Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information. The company’s Form 10-K should be read in conjunction with this Supplemental Information Package. The results of operations of any property acquired are included in the company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Information Package.
Use of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations and Net Operating Income as Non-GAAP Financial Measures
EBITDA is a widely used non-GAAP performance measure. The company also presents EDITDA, as adjusted, to account for items it does not believe are representative of ongoing operating results, which it refers to as Adjusted EBITDA. Adjusted EBITDA is provided as a supplemental measure of operating performance. Given the nature of the company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization. Accordingly, the company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios provides a meaningful performance measure as it relates to the company's ability to meet various coverage tests for the stated periods.
EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the company’s financial performance.
The company believes Funds from Operations ("FFO") (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The company also believes that Core FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The company makes certain adjustments to FFO, which it refers to as Core FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and other financing and investing activities, merger expenses, impairment of goodwill, land and joint venture investments, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company believes that the presentation of comparable period operating results generated from its FFO and Core FFO measures provides financial analysts, investors and stockholders with more complete information regarding the company's performance than they would have without the presentation of this information.
The company uses Net Operating Income ("NOI") and Cash NOI, which are non-GAAP financial measures, internally as performance measures and believes that they provide useful information to investors regarding the company’s financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level and when compared across periods, reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. The company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
The company's method of calculating FFO, Core FFO, NOI, Cash NOI and same-property NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Core FFO, NOI, Cash NOI and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Core FFO, NOI, Cash NOI nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income attributable to Equity One, Inc. (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One, Inc. is the most directly comparable GAAP measure to FFO, Core FFO, NOI, Cash NOI and same-property NOI. Additionally, the company presents General and Administrative Expense ("G&A"), as adjusted, to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs that it does not believe are representative of ongoing operations, which it refers to as Adjusted G&A. Reconciliations of these measures to their respective comparable GAAP measures are provided in the accompanying tables and appendices.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
December 31, 2016 (unaudited)
(Summary Financial Results in thousands, except per share data)

	4Q 2016	3Q 2016	2Q 2016	1Q 2016	4Q 2015
Summary Financial Results
Total revenue	$94,575	$93,755	$92,531	$94,477	$90,500
Total NOI (see page 17)*	$71,736	$69,217	$68,695	$69,804	$67,489
General & administrative expenses (G&A)	$12,995	$9,057	$8,663	$8,711	$9,913
Adjusted G&A* (1)	$9,499	$8,851	$7,833	$8,128	$8,783
EBITDA (see page 18)	$54,157	$48,731	$61,781	$60,511	$52,853
Adjusted EBITDA (see page 18)	$63,181	$61,446	$61,881	$63,393	$60,144
Net income attributable to Equity One, Inc.	$17,631	$12,561	$21,582	$21,066	$13,432
Earnings per diluted share	$0.12	$0.09	$0.15	$0.15	$0.10
Funds from operations available to diluted common stockholders (FFO) (see page 9)*	$42,707	$39,850	$48,657	$45,046	$40,136
FFO per diluted common share (see page 9)*	$0.29	$0.28	$0.34	$0.32	$0.29
Core FFO (see page 9)*	$51,708	$50,159	$49,600	$50,660	$47,251
Core FFO per diluted common share (see page 9)*	$0.36	$0.35	$0.35	$0.36	$0.34
Total dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Weighted average diluted shares used in EPS computations	145,015	144,106	142,227	141,253	129,301
Weighted average diluted shares used in FFO computations (2)	145,015	144,106	142,227	141,253	140,659
Summary Operating and Financial Ratios
Total retail portfolio property count	111	111	111	112	115
Total retail portfolio gross leasable area (GLA) (in thousands)	14,809	14,801	14,807	14,859	15,051
Total retail portfolio average base rent (ABR)	$20.59	$20.13	$20.09	$20.02	$19.48
Total retail portfolio percent leased excluding developments and redevelopments	95.8%	95.4%	96.3%	96.2%	96.0%
Same-property - QTD NOI pool percent commenced	94.9%	95.1%	95.3%	95.2%	95.0%
Net income attributable to Equity One, Inc. growth	31.3%	(25.9)%	(20.2)%	163.1%	99.7%
Same-property NOI growth - cash basis (see page 17)*	4.8%	3.6%	4.5%	5.6%	3.3%
Same-property NOI growth - cash basis, including redevelopments (see page 17)*	6.3%	5.0%	6.1%	5.2%	3.5%
NOI margin (see page 17)*	76.1%	74.1%	74.4%	74.1%	74.9%
Expense recovery ratio	87.7%	85.7%	85.7%	85.4%	89.6%
New leases, renewals and options rent spread - cash basis (see page 22) (3)	14.3%	12.2%	7.0%	28.8%	8.7%
New leases rent spread - cash basis (see page 22)	19.8%	19.2%	6.4%	15.0%	11.2%
Renewals and options rent spread - cash basis (see page 22) (3)	12.0%	11.1%	7.3%	31.1%	7.9%
G&A to total revenue	13.7%	9.7%	9.4%	9.2%	11.0%
Adjusted G&A to total revenue* (1)	10.0%	9.4%	8.5%	8.6%	9.7%
Adjusted EBITDA to fixed charges (see page 18)	4.7	4.7	4.4	4.4	4.0
Net debt to Adjusted EBITDA (see page 18)	5.1	5.2	5.4	5.3	5.6

See footnotes on following page.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
December 31, 2016 (unaudited)

Footnotes for Summary Financial Results and Ratios

Note: Prior periods are presented as previously reported and are not adjusted for the current same-property pool or changes resulting from subsequent dispositions.
* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1)
Adjusted G&A reflects adjustments to G&A to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs (see Appendix).

(2)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for all the quarters of 2015 are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for all the quarters of 2015 for GAAP purposes because their inclusion was anti-dilutive. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(3)
Excluding an anchor lease renewal at Westwood Complex during the first quarter of 2016, the company had rent spreads from new leases, renewals and options and renewals and options of 11.2% and 10.6%, respectively.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
December 31, 2016 (unaudited)
(in thousands)

For the quarter ended December 31, 2016			Other assets
Total NOI (see page 10)	$71,736		Cash and cash equivalents (see page 7)	$16,900	(5)
Less:			Accounts and other receivables, net (see page 7)	11,699
Straight-line rent (see page 10)	(1,067)		Land (see page 35)	22,217
Accretion of below-market lease intangibles, net (see page 10)	(3,642)		Prepaid expenses and other assets	18,947	(6)
Amortization of lease incentives (see page 10)	337		Book value of construction in progress	97,830	(7)
Amortization of below-market ground lease intangibles (see page 10)	193		Under-earning properties at book value (2)	267,469	(8)
	67,557		Other assets	$435,062
Adjustments to normalize cash NOI:
Add pro rata cash net operating income from unconsolidated joint ventures (see page 42) (9)	2,058		Certain Liabilities
Partial quarter adjustments and other adjustments to normalize NOI, net	711	(1)	Mortgage loans (see page 40)	$255,646
Adjustment to exclude under-earning properties from net operating income (2)	(1,555)	(3)	Senior notes (see page 40)	500,000
Net adjustments	1,214		Term loans (see page 41)	550,000
			Revolving credit facility (see page 41)	118,000
	$68,771		Pro rata share of debt from unconsolidated joint ventures (see page 44) (9)	43,291
			Prepaid rent (see page 19)	10,468
Unconsolidated joint venture fees			Accounts payable and other (see page 19)	61,259
Management and leasing services income (see page 8)	$303	(4)	Certain liabilities	$1,538,664

			Other Information
			Fully diluted common shares (page 16)	145,251

See footnotes on following page.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
December 31, 2016 (unaudited)

Footnotes for Components of Net Asset Value

(1)	Pro forma adjustment for the impact of acquisitions, dispositions, seasonality of percentage rents and other material unusual items.

(2)	Under-earning properties are properties with redevelopment or retenanting plans which are not generating earnings at a level expected in the long-run following redevelopment or retananting activities.

(3)
Cash NOI of under-earning properties which are included at gross book value in other assets. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), The Village Center, The Collection at Harvard Square, North Bay Village, Medford, and Walmart at Norwalk.

(4)	Includes management and leasing fees for the quarter from the company's joint ventures.

(5)	Includes restricted cash.

(6)	Includes prepaid expenses and other receivables, deposits and mortgage escrows, and furniture, fixtures and equipment (net).

(7)
Book value of total balance sheet construction in progress ("CIP") less book value of CIP for Medford, The Village Center and North Bay Village since these properties are included in the under-earning properties at book value.

(8)
Book value of under-earning properties for which cash NOI has been removed from normalized cash NOI. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), The Village Center, The Collection at Harvard Square, North Bay Village, Medford, and Walmart at Norwalk.

(9)
Represents the company’s pro-rata share of the respective financial measure. These measures are calculated by multiplying the company’s stated ownership percentage in each investee by the applicable financial measure derived from the investee’s underlying financial statements. The company does not control these unconsolidated investees, and the inclusion of these measures with the company’s consolidated financial measures may not accurately depict the legal and economic implications of holding a noncontrolling interest in the applicable investee.

EQUITY ONE, INC.
MARKET CAPITALIZATION
December 31, 2016 (unaudited)
(dollars in thousands)

	December 31, 2016	December 31, 2015	December 31, 2014
Closing market price of common stock	$30.69	$27.15	$25.36
Common stock shares
Basic common shares	144,861.345	129,106.345	124,281.204
Diluted common shares
Unvested restricted common shares (treasury method, closing price)	153.230	143.141	154.213
Common stock options (treasury method, closing price)	29.193	127.186	126.078
Long term incentive plan performance awards (treasury method, closing price)	207.285	114.647	66.820
Convertible CapCo Partnership Units (1)	—	11,357.837	11,357.837
Diluted common shares	145,251.053	140,849.156	135,986.152

Equity market capitalization	$4,457,755	$3,824,055	$3,448,609

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,423,646	$1,371,430	$1,329,914
Cash and cash equivalents (2)	(16,900)	(21,603)	(27,719)
Net debt	$1,406,746	$1,349,827	$1,302,195

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,423,646	$1,371,430	$1,329,914
Equity market capitalization	4,457,755	3,824,055	3,448,609
Total market capitalization	$5,881,401	$5,195,485	$4,778,523

Net debt to total market capitalization at applicable market price	23.9%	26.0%	27.3%

Gross real estate investments (3)	$3,693,141	$3,509,335	$3,289,953

Net debt to gross real estate investments	38.1%	38.5%	39.6%

(1)
In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(2)	Includes restricted cash.

(3)	Includes the gross value of properties held for sale.

EQUITY ONE, INC.
NET OPERATING INCOME
December 31, 2016 (unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2016	2015		2016	2015
Minimum rent	$73,665	$68,983		$287,487	$272,204
Expense recoveries	19,769	20,217		81,585	80,737
Percentage rent	838	855		5,126	5,335
Total rental revenue	94,272	90,055	4.7%	374,198	358,276	4.4%

Less: Property operating expenses	12,692	12,606	0.7%	51,705	51,373	0.6%
Real estate tax expense	9,844	9,960	(1.2%)	43,041	42,167	2.1%
Total NOI* (1)	$71,736	$67,489	6.3%	$279,452	$264,736	5.6%

NOI margin (NOI / Total rental revenue)	76.1%	74.9%		74.7%	73.9%

Same-property NOI* (2)
Minimum rent	$56,834	$54,634		$208,722	$199,169
Expense recoveries	16,711	17,092		64,534	63,025
Percentage rent	508	396		2,751	2,816
Total rental revenue	74,053	72,122	2.7%	276,007	265,010	4.1%

Property operating expenses (3)	$11,628	$11,664		42,759	41,401
Real estate tax expense	8,307	8,828		34,381	33,668
Non-recoverable operating expenses	463	454		1,668	1,511
Bad debt expense	168	149		1,850	1,517
Total property operating expenses	20,566	21,095	(2.5%)	80,658	78,097	3.3%
Same-property NOI* (4)	53,487	51,027	4.8%	195,349	186,913	4.5%
Redevelopment property NOI	8,313	7,100	17.1%	42,714	38,432	11.1%
Same-property NOI including redevelopments* (4)	$61,800	$58,127	6.3%	$238,063	$225,345	5.6%

* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1) Includes straight-line rent, accretion of below-market lease intangibles (net), amortization of lease incentives and amortization of below-market ground lease intangibles. Does not include intercompany management fees as they are eliminated in consolidation.
(2) Excludes the effects of straight-line rent, above/below-market rents, lease termination revenue and expense, common area maintenance costs and real estate taxes related to a prior period, revenue and expense associated with outparcels sold, settlement of tenant disputes or other similar matters that affect the comparability of the same-property results, if any.
(3) Property operating expenses include intercompany management fees that are eliminated in the presentation of the company's consolidated results.
(4) Included in same-property NOI for the three months and year ended ended December 31, 2016 is $366,500 in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

EQUITY ONE, INC.
EBITDA AND ADJUSTED EBITDA
December 31, 2016 (unaudited)
(dollars in thousands)

						Year Ended December 31,
	4Q 2016	3Q 2016	2Q 2016	1Q 2016	4Q 2015	2016	2015
Net income	$17,631	$12,561	$21,582	$21,066	$15,939	$72,840	$75,467
Depreciation and amortization expense	24,389	24,319	27,387	26,157	24,024	102,252	92,997
Interest expense (1)	11,783	11,491	12,481	12,848	13,279	48,603	55,322
Income tax provision (benefit) of taxable REIT subsidiaries	354	360	331	440	(389)	1,485	(856)
EBITDA	54,157	48,731	61,781	60,511	52,853	225,180	222,930
Loss on extinguishment of debt	—	9,436	183	5,031	4,735	14,650	7,298
Transaction costs (2)	3,496	184	773	466	1,073	4,919	2,733
Merger expenses (3)	5,505	—	—	—	—	5,505	—
Reorganization and severance adjustments (4)	—	22	57	117	57	196	637
Impairment losses	—	3,121	—	—	2,829	3,121	16,753
(Loss) gain on sale of operating properties	23	(48)	(913)	(2,732)	—	(3,670)	(683)
Gain on sale of joint venture property (5) (6)	—	—	—	—	(1,403)	—	(6,199)
Gain from fair value adjustment of equity interest in joint venture (5)	—	—	—	—	—	—	(5,498)
Adjusted EBITDA	$63,181	$61,446	$61,881	$63,393	$60,144	$249,901	$237,971
Interest expense (1)	$11,783	$11,491	$12,481	$12,848	$13,279	$48,603	$55,322
Adjusted EBITDA to interest expense	5.4	5.3	5.0	4.9	4.5	5.1	4.3
Fixed charges
Interest expense (1)	$11,783	$11,491	$12,481	$12,848	$13,279	$48,603	$55,322
Scheduled principal amortization (7)	1,578	1,526	1,550	1,694	1,691	6,348	6,798
Total fixed charges	$13,361	$13,017	$14,031	$14,542	$14,970	$54,951	$62,120
Adjusted EBITDA to fixed charges	4.7	4.7	4.4	4.4	4.0	4.5	3.8
Net Debt to Adjusted EBITDA (8)	5.1	5.2	5.4	5.3	5.6	5.5	5.7

(1)	Interest expense includes amortization of deferred financing costs and premium on notes payable.

(2)
Represents costs primarily associated with acquisition and disposition activity of $3.5 million and $4.4 million for Q4 2016 and for the year ended December 31, 2016, as well as costs of $348,000 incurred during 1Q 2016 and the year ended December 31, 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 and the year ended December 31, 2015, includes $300,000 and $1.8 million, respectively, of acquisition and disposition costs, and $773,000 and $908,000, respectively, of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program, and affiliate public offerings.

(3)	Represents expenses associated with the company's pending merger with Regency.

(4)
For all the 2016 periods presented, represents severance expenses. For all the 2015 periods presented, primarily includes costs associated with the company's executive transition and severance expenses.

(5)
In 2015, the company entered into an agreement with Global Retail Investors, LLC, its joint venture partner, to redeem its interest in the GRI JV. During the year ended December 31, 2015, the company recognized a gain of $3.3 million from the deferred gain associated with the past disposition of assets by the company to the joint venture which is included in gain on sale of operating properties in its condensed consolidated statement of income, and the company recognized a gain of $5.5 million, which is included in other income in its condensed consolidated statement of income, from the remeasurement of the fair value of its equity interest in the joint venture.

(6)
During 2015, two properties held by G&I South Florida Portfolio, LLC, a joint venture, were sold for a total of $51.4 million. In connection with the sales, the joint venture recognized a total gain on sale of $14.6 million, of which the company's proportionate share was $1.4 million during 4Q 2015 and $1.5 million during 3Q 2015, which are included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statements of income.

(7)	Excludes balloon payments upon maturity.

(8)	Adjusted EBITDA is annualized.

EQUITY ONE, INC.
ADDITIONAL INFORMATION
December 31, 2016 (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Certain non-cash items:
Accretion of below-market lease intangibles, net	$3,642	$3,505	$13,439	$13,793
Amortization of lease incentives	337	262	1,264	1,034
Share-based compensation expense	1,790	1,414	6,163	5,260
Straight-line rent	1,067	1,101	4,840	4,612
Capitalized interest	638	1,053	2,515	4,755
Amortization of deferred financing costs and premium/discount on notes payable, net	689	393	2,106	1,051

Capital expenditures: (1)
Tenant improvements, allowances and landlord costs	$2,279	$3,368	$8,315	$10,619
Maintenance capital expenditures	3,790	3,864	7,341	7,786
Leasing commissions and costs	1,924	2,256	6,921	7,594
Developments	509	1,162	1,180	14,542
Redevelopments	24,992	9,422	75,583	28,115
Tactical capital improvements	3,906	9,592	16,179	25,407
Total capital expenditures	$37,400	$29,664	$115,519	$94,063

			December 31, 2016	December 31, 2015
Other assets:
Lease intangible assets, net			$101,867	$101,010
Leasing commissions, net			44,039	41,211
Prepaid expenses and other receivables			14,938	13,074
Straight-line rent receivables, net			33,606	28,910
Deposits and mortgage escrows			1,738	7,980
Deferred financing costs, net			5,261	3,419
Furniture, fixtures and equipment, net			2,271	3,255
Fair value of interest rate swaps			200	835
Deferred tax asset			3,781	3,924
Total other assets			$207,701	$203,618

Accounts payable and other liabilities:
Lease intangible liabilities, net			$151,761	$159,665
Prepaid rent			10,468	9,361
Fair value of interest rate swaps			1,150	1,991
Accounts payable and other			61,259	54,737
Total accounts payable and other liabilities			$224,638	$225,754

Cash and Maximum Available Under Lines of Credit as of 12/31/16:
Cash and cash equivalents - unrestricted			$16,650
Available under lines of credit			850,000
Total Available Funds			$866,650

(1) Capital expenditures are presented on an accrual basis.

EQUITY ONE, INC.
PORTFOLIO STATISTICS
December 31, 2016 (unaudited)

	4Q 2016	3Q 2016	2Q 2016	1Q 2016	4Q 2015
Number of Properties
Total retail portfolio excluding developments and redevelopments (1)	101	98	97	98	102
Same-property portfolio - QTD NOI pool (2) (3)	97	94	89	91	95
Same-property portfolio - YTD NOI pool (2) (3)	88	89	89	91	93
Same-property portfolio - QTD including redevelopments (3) (4)	106	106	102	104	107
Total retail portfolio (5)	111	111	111	112	115
GLA (in thousands)
Total retail portfolio excluding developments and redevelopments (1)	12,474	11,996	11,868	11,905	12,279
Total retail portfolio excluding developments and redevelopments - anchors (1) (6)	8,256	7,964	7,883	7,870	8,138
Total retail portfolio excluding developments and redevelopments - shops (1)	4,218	4,032	3,985	4,036	4,141
Same-property portfolio - QTD NOI pool (2) (3)	12,132	11,768	11,285	11,464	11,838
Same-property portfolio - YTD NOI pool (2) (3)	11,133	11,282	11,285	11,464	11,489
Total retail portfolio (5)	14,809	14,801	14,807	14,859	15,051
ABR
Total retail portfolio (5)	$20.59	$20.13	$20.09	$20.02	$19.48
Total retail portfolio - anchors (5) (6)	$16.21	$15.71	$15.78	$15.78	$15.21
Total retail portfolio - shops (5)	$30.26	$29.74	$29.53	$29.28	$28.86
Total retail portfolio excluding developments and redevelopments (1)	$20.09	$19.41	$19.43	$19.41	$18.78
Percent Leased
Total retail portfolio excluding developments and redevelopments (1)	95.8%	95.4%	96.3%	96.2%	96.0%
Total retail portfolio excluding developments and redevelopments - anchors (1) (6)	98.8%	98.3%	99.4%	99.7%	99.6%
Total retail portfolio excluding developments and redevelopments - shops (1)	89.8%	89.8%	90.3%	89.4%	88.7%
Same-property portfolio - QTD NOI pool (2) (3)	95.7%	95.3%	96.3%	96.3%	95.9%
Same-property portfolio - YTD NOI pool (2) (3)	95.8%	95.4%	96.3%	96.3%	96.0%
Total retail portfolio (5)	94.9%	94.5%	95.0%	94.7%	94.4%
Percent Commenced (7)
Same-property - QTD NOI pool (2) (3)	94.9%	95.1%	95.3%	95.2%	95.0%
Same-property - YTD NOI pool (2) (3)	94.9%	95.2%	95.3%	95.2%	95.0%
Same-Property NOI Growth
Same-property - QTD NOI* (2) (3)	4.8%	3.6%	4.5%	5.6%	3.3%
Same-property - QTD including redevelopments* (3) (4)	6.3%	5.0%	6.1%	5.2%	3.5%

* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1) Includes consolidated retail assets regardless of acquisition date, but excludes development, redevelopment and non-retail properties.
(2) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and excludes developments, redevelopments and non-retail properties.
(3) Prior periods are presented as previously reported and are not adjusted for the current same-property pool.
(4) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and includes redevelopments.
(5) Includes consolidated retail assets, including developments and redevelopments, and excludes non-retail properties.
(6) Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
(7) Excludes leases that are signed but have not commenced.

EQUITY ONE, INC.
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
CONSOLIDATED PROPERTIES
December 31, 2016 (unaudited)

Tenant	Number of Stores	Credit Rating Moody’s/S&P (1)	Square Feet	% of Total Square Feet	ABR	% of Total ABR	ABR per Square Foot	Average Remaining Term of ABR (2)
Top twenty-five tenants
Albertsons / Shaw's / Star Market / Safeway / Vons	8	B1 / B+	480,825	3.2%	$9,603,995	3.4%	$19.97	5.8
Publix	25	N/A	1,062,166	7.2%	8,805,340	3.1%	8.29	6.7
TJ Maxx / Homegoods / Marshalls	14	A2 / A+	412,270	2.8%	8,324,459	2.9%	20.19	5.0
Bed Bath & Beyond / Cost Plus World Market / Buy Buy Baby	15	Baa1 / BBB+	428,021	2.9%	6,754,592	2.4%	15.78	6.2
L.A. Fitness	8	B2 / B+	356,609	2.4%	6,736,810	2.4%	18.89	7.3
Stop & Shop	2	Baa2 / BBB	121,683	0.8%	4,676,055	1.6%	38.43	11.8
Barney's New York	1	N/A	56,870	0.4%	4,500,000	1.6%	79.13	19.2
CVS Pharmacy	11	Baa1 / BBB+	139,899	0.9%	3,994,498	1.4%	28.55	8.3
The Gap / Old Navy	7	Baa2 / BB+	115,187	0.8%	3,833,331	1.3%	33.28	5.4
Best Buy	3	Baa1 / BBB-	138,995	0.9%	3,247,228	1.1%	23.36	6.0
Costco	1	A1 / A+	148,295	1.0%	3,170,907	1.1%	21.38	2.7
Staples	7	Baa2 / BBB-	136,862	0.9%	2,840,122	1.0%	20.75	3.6
Food Emporium	1	N/A	25,350	0.2%	2,708,800	1.0%	106.86	6.3
Trader Joe's	6	N/A	73,051	0.5%	2,567,685	0.9%	35.15	6.6
Walmart	4	Aa2 / AA	342,618	2.3%	2,393,780	0.8%	6.99	5.5
Office Depot / Office Max	7	B1 / B-	172,909	1.2%	2,288,025	0.8%	13.23	3.7
Winn Dixie	7	N/A	351,439	2.4%	2,283,417	0.8%	6.50	2.6
The Container Store	2	B2 / B	49,661	0.3%	2,281,939	0.8%	45.95	8.1
Dick's Sporting Goods	1	N/A	83,777	0.6%	2,246,886	0.8%	26.82	8.1
Walgreens	7	Baa2 / BBB	112,023	0.8%	2,214,083	0.8%	19.76	13.0
Home Depot	2	A2 / A	205,822	1.4%	2,152,944	0.8%	10.46	4.2
Goodwill	12	N/A	111,650	0.8%	2,055,579	0.7%	18.41	7.4
Nordstrom	2	Baa1 / BBB+	75,418	0.5%	1,996,750	0.7%	26.48	4.7
Saks Off Fifth	2	N/A	58,358	0.4%	1,992,133	0.7%	34.14	8.6
Target	1	A2 / A	160,346	1.1%	1,924,152	0.7%	12.00	1.6

Total top twenty-five tenants	156		5,420,104	36.7%	$95,593,510	33.6%	$17.64	6.9

Note: The above schedule includes properties under development/redevelopment and excludes non-retail properties and properties held in unconsolidated joint ventures. The above schedule also includes two stores which have been subleased (see Property Status Report on pages 25 - 33).

(1)	Ratings as of December 31, 2016. Source: Moody’s/S&P.

(2)	In years, excluding future tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent.

EQUITY ONE, INC.
RECENT LEASING ACTIVITY
December 31, 2016 (unaudited)

	Number of Leases Signed	Sq. Ft.	Prior Rent PSF (1)	New Rent PSF (1)	Rent Spread	TIs & Landlord Costs PSF (2)	Weighted Avg Term (3)
Same-Space Total Leases
4Q 2016	94	481,101	$19.48	$22.27	14.3%	$7.91	6.1
3Q 2016	98	405,306	$20.43	$22.91	12.2%	$1.99	5.7
2Q 2016	104	450,334	$21.59	$23.10	7.0%	$6.96	6.8
1Q 2016 (4)	85	642,712	$13.52	$17.41	28.8%	$1.99	7.9
4Q 2015	87	552,521	$12.58	$13.67	8.7%	$2.98	5.3
Same-Space New Leases (5)
4Q 2016	29	120,693	$23.58	$28.24	19.8%	$29.64	8.4
3Q 2016	26	47,590	$23.13	$27.57	19.2%	$16.86	7.5
2Q 2016	27	147,066	$23.01	$24.49	6.4%	$15.09	9.6
1Q 2016	24	56,569	$21.91	$25.19	15.0%	$18.27	6.3
4Q 2015	35	72,405	$23.18	$25.79	11.2%	$19.85	7.2
Same-Space Renewals & Options
4Q 2016 (6)	65	360,408	$18.10	$20.27	12.0%	$0.63	5.0
3Q 2016	72	357,716	$20.07	$22.29	11.1%	$0.01	5.4
2Q 2016	77	303,268	$20.89	$22.42	7.3%	$3.02	5.3
1Q 2016 (4)	61	586,143	$12.71	$16.66	31.1%	$0.42	8.1
4Q 2015	52	480,116	$10.98	$11.85	7.9%	$0.44	4.6
	Number of Leases Signed	Total Sq. Ft.	Weighted Avg Term (3)
Total Leases - Same-Space and Non-Comparable
4Q 2016	98	489,200	6.1
3Q 2016	108	437,905	5.9
2Q 2016	120	516,372	7.1
1Q 2016	107	850,312	8.1
4Q 2015	104	626,641	6.1

Note: Prior rent and new rent are presented on a “cash basis,” not on a straight-line basis. Excludes unconsolidated joint venture properties and non-retail properties. Prior quarter spreads are shown as reported and are not adjusted for dispositions.
(1) Prior rent per square foot and new rent per square foot is computed on a weighted average basis by lease.
(2) Amount reflects the impact of tenant concessions and work to be performed by the company prior to delivery of the space to the tenant.
(3) In years.
(4) Excluding an anchor lease renewal at Westwood Complex, the company had rent spreads from same-space total leases and same-space renewals and options of 11.2% and 10.6%, respectively. Excluding an anchor lease renewal at Westwood Complex, same space tenant improvements per square foot for total leases and renewals and options were $2.18 and $0.46, respectively.
(5) Rent spreads for new leases reflect same-space leasing where amount of rent paid by prior tenant is available regardless of the amount of time the space has been vacant.
(6) The spread on negotiated renewals, excluding automatic renewal options, was 15.2% for the three months ended December 31, 2016.

EQUITY ONE, INC.
SHOPPING CENTER LEASE EXPIRATION SCHEDULE
December 31, 2016 (unaudited)

	ANCHOR TENANTS (SF >= 10,000)				SHOP TENANTS (SF < 10,000)				TOTAL TENANTS
Year	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square feet	% of Total SF	ABR PSF at Expiration

M-T-M	6	87,195	1.1%	$10.27	79	125,654	3.0%	$28.48	85	212,849	1.7%	$21.02
2017	18	535,292	6.5%	14.50	256	505,171	12.0%	27.49	274	1,040,463	8.3%	20.81
2018	21	602,652	7.3%	13.04	218	512,008	12.1%	29.08	239	1,114,660	8.9%	20.41
2019	27	1,064,066	12.9%	14.51	215	515,328	12.2%	28.61	242	1,579,394	12.7%	19.11
2020	33	993,666	12.0%	12.23	196	493,581	11.7%	28.89	229	1,487,247	11.9%	17.76
2021	31	1,003,853	12.2%	12.80	222	487,881	11.6%	31.79	253	1,491,734	12.0%	19.01
2022	34	1,094,160	13.2%	16.28	115	297,350	7.0%	33.36	149	1,391,510	11.2%	19.93
2023	21	553,555	6.7%	21.28	65	202,928	4.8%	40.24	86	756,483	6.1%	26.36
2024	12	259,398	3.1%	29.44	52	138,130	3.3%	35.97	64	397,528	3.2%	31.71
2025	19	435,785	5.3%	19.20	56	189,552	4.5%	36.57	75	625,337	5.0%	24.47
Thereafter	45	1,530,299	18.5%	21.86	93	320,198	7.6%	42.77	138	1,850,497	14.8%	25.48
Sub-total / Avg.	267	8,159,921	98.8%	$16.67	1,567	3,787,781	89.8%	$31.83	1,834	11,947,702	95.8%	$21.47
Vacant	5	96,396	1.2%	N/A	220	429,653	10.2%	N/A	225	526,049	4.2%	N/A
Total retail excluding developments and redevelopments / Avg.	272	8,256,317	100.0%	N/A	1,787	4,217,434	100.0%	N/A	2,059	12,473,751	100.0%	N/A

Note: The above schedule excludes properties under development/redevelopment, non-retail properties, properties held in unconsolidated joint ventures and future tenant renewal options.

EQUITY ONE, INC.
ANNUAL BASE RENT OF OPERATING PROPERTIES BY STATE
December 31, 2016 (unaudited)

	Total Retail Portfolio Excluding Developments and Redevelopments			Developments and Redevelopments			Total Retail Portfolio Including Developments and Redevelopments
State	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	% of Annual Base Rent
South Florida	37	4,561,703	$76,664,422	4	468,439	$6,069,818	41	5,030,142	$82,734,240	29.1%
North Florida	16	1,782,464	24,768,270	2	512,780	6,844,632	18	2,295,244	31,612,902	11.1%
Total Florida	53	6,344,167	101,432,692	6	981,219	12,914,450	59	7,325,386	114,347,142	40.3%
California	11	1,655,476	42,751,619	1	1,087,616	21,732,618	12	2,743,092	64,484,237	22.7%
New York	6	889,248	33,992,213	2	203,941	9,364,024	8	1,093,189	43,356,237	15.3%
Connecticut	10	1,132,751	20,997,860	—	—	—	10	1,132,751	20,997,860	7.4%
Georgia	7	806,517	14,267,661	—	—	—	7	806,517	14,267,661	5.0%
Massachusetts	6	379,458	10,635,219	1	62,656	54,450	7	442,114	10,689,669	3.8%
Louisiana	5	752,605	7,810,538	—	—	—	5	752,605	7,810,538	2.7%
Maryland	1	225,772	6,075,503	—	—	—	1	225,772	6,075,503	2.1%
North Carolina	2	287,757	2,035,725	—	—	—	2	287,757	2,035,725	0.7%

Total Retail Portfolio	101	12,473,751	$239,999,030	10	2,335,432	$44,065,542	111	14,809,183	$284,064,572	100.0%

Note: The above schedule excludes non-retail properties and properties held in unconsolidated joint ventures.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
FLORIDA
SOUTH FLORIDA
Aventura Square	Aventura	1991	143,250	100.0%	10	—				Babies R Us / Jewelry Exchange / Old Navy / Bed, Bath & Beyond / DSW	$29.50
Bird 107 Plaza (3)	Miami	1962 / 1990	40,101	100.0%	10	—				Walgreens	$18.62
Bird Ludlum	Miami	1988 / 1998	191,993	96.3%	45	5	44,400	Winn-Dixie	12/30/2017	CVS Pharmacy / Goodwill	$21.79
Bluffs Square	Jupiter	1986	123,917	93.9%	27	4	39,795	Publix	10/22/2021	Walgreens	$13.98
Boca Village Square	Boca Raton	1978 / 2014	92,193	96.3%	19	1	36,000	Publix	3/30/2022	CVS Pharmacy	$21.17
Boynton Plaza (3)	Boynton Beach	1978 / 1999 / 2015	105,345	95.8%	17	2	53,785	Publix	3/31/2035	CVS Pharmacy	$18.55
Chapel Trail	Pembroke Pines	2007	56,378	100.0%	4	—				LA Fitness	$23.90
Concord Shopping Plaza (3)	Miami	1962 / 1992 / 1993	302,142	99.5%	22	1	78,000	Winn-Dixie	9/30/2019	Home Depot / Big Lots / Dollar Tree / Youfit Health Clubs	$12.36
Coral Reef Shopping Center	Palmetto Bay	1968 / 1990	74,680	100.0%	17	—	25,203	Aldi	8/31/2025	Walgreens	$29.79
Crossroads Square	Pembroke Pines	1973	81,587	100.0%	23	—				CVS Pharmacy / Goodwill / Party City	$19.06
Greenwood	Palm Springs	1982 / 1994	133,438	92.1%	27	7	50,032	Publix	12/5/2019	Beall’s Outlet	$14.79
Hammocks Town Center	Miami	1987 / 1993	183,834	99.6%	37	1	39,795	Publix	6/24/2022	Metro Dade Library / CVS Pharmacy / Youfit Health Clubs / Goodwill	$16.03
Homestead McDonald's (3)	Homestead	2014	3,605	100.0%	1	—					$27.74
Jonathan’s Landing	Jupiter	1997	26,820	100.0%	11	—					$23.38
Lago Mar	Miami	1995	82,613	98.7%	17	1	42,323	Publix	9/13/2020	Youfit Health Clubs	$14.95
Lantana Village (6)	Lantana	1976 / 1999	181,780	92.1%	20	4	39,473	Winn-Dixie	2/15/2021	Kmart	$7.98
Magnolia Shoppes	Fort Lauderdale	1998	114,118	100.0%	17	—				Regal Cinemas / Deal$	$16.99
Pavilion	Naples	1982 / 2001 / 2011	167,745	91.2%	35	7				Paragon Theaters / LA Fitness / Paradise Wine	$19.56
Pine Island	Davie	1999	254,907	93.8%	40	5	39,943	Publix	11/30/2018	Burlington / Staples / Youfit Health Clubs	$14.61
Pine Ridge Square	Coral Springs	1986 / 1998 / 2013	117,744	98.3%	23	1	17,441	The Fresh Market	7/31/2019	Ulta Beauty / Bed, Bath & Beyond / Marshalls	$16.83
Prosperity Centre	Palm Beach Gardens	1993	123,614	100.0%	11	—				Office Depot / CVS Pharmacy / Bed Bath & Beyond / TJ Maxx	$21.26

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Ridge Plaza	Davie	1984 / 1999	155,204	99.2%	21	1				Paragon Theaters / United Collection / Round Up / Goodwill / Game Room	$13.84
Salerno Village	Stuart	1987	4,800	100.0%	1	—					$14.38
Sawgrass Promenade	Deerfield Beach	1982 / 1998	107,092	93.2%	23	3	36,464	Publix	12/15/2019	Walgreens / Dollar Tree	$12.52
Sheridan Plaza	Hollywood	1973 / 1991	506,200	98.4%	56	4	65,537	Publix	10/9/2021	Ross Dress For Less / Bed Bath & Beyond / LA Fitness / Sunrise Medical Group/ Pet Supplies Plus / Office Depot / Kohl's	$17.45
Shoppes of Oakbrook	Palm Beach Gardens	1974 / 2000 / 2003	200,448	98.0%	26	3	44,400	Publix	11/30/2020	CVS Pharmacy / Duffy's / Tuesday Morning / Bassett Furniture / Stein Mart	$16.25
Shoppes of Silverlakes	Pembroke Pines	1995 / 1997	126,789	96.6%	34	3	47,814	Publix	6/14/2020	Goodwill	$18.10
Shoppes of Sunset (3)	Miami	1979 / 2009	21,784	73.2%	12	2					$24.83
Shoppes of Sunset II (3)	Miami	1980 / 2009	27,676	65.7%	12	6					$21.24
Shops at Skylake	North Miami Beach	1999 / 2005 / 2006	284,382	98.4%	46	3	51,420	Publix	7/31/2019	TJ Maxx / LA Fitness / Goodwill	$20.83
Shops at St. Lucie	Port St. Lucie	2006	27,363	100.0%	11	—					$21.90
Tamarac Town Square	Tamarac	1987	124,585	88.8%	33	6	37,764	Publix	12/15/2019	Dollar Tree / Pivot Education	$12.66
Waterstone	Homestead	2005	61,000	100.0%	9	—	45,600	Publix	7/31/2025		$15.96
West Bird	Miami	1977 / 2000	99,864	100.0%	28	—	37,949	Publix	8/31/2020	CVS Pharmacy	$16.80
West Lake Shopping Center	Miami	1984 / 2000	100,747	96.0%	25	2	46,216	Winn-Dixie	5/22/2021	CVS Pharmacy	$18.08
Westport Plaza	Davie	2002	47,391	96.5%	9	1	27,887	Publix	11/30/2022		$19.56
Young Circle	Hollywood	1962 / 1997	64,574	95.5%	8	1	23,124	Publix	11/30/2021	Walgreens	$15.42
TOTAL SHOPPING CENTERS SOUTH FLORIDA (37)			4,561,703	96.7%	787	74	970,365				$17.38

NORTH FLORIDA
Alafaya Commons (3)	Orlando	1986 / 2015	130,811	88.8%	16	7				Academy Sports / Youfit Health Clubs	$14.62
Alafaya Village	Orlando	1986	38,118	90.3%	14	2					$21.00
Atlantic Village	Atlantic Beach	1984 / 1996 / 2014	104,687	97.0%	27	1				LA Fitness / Pet Supplies Plus	$16.17
Charlotte Square	Port Charlotte	1980	91,143	70.4%	14	11				Walmart	$10.02
Ft. Caroline	Jacksonville	1985 / 1995	77,481	100.0%	7	—	45,500	Winn-Dixie	5/31/2020	Citi Trends / Planet Fitness	$7.36
Glengary Shoppes	Sarasota	1995	92,844	90.6%	5	1				Best Buy / Barnes & Noble	$20.96

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Kirkman Shoppes (3)	Orlando	1973 / 2015	114,673	94.3%	22	3				LA Fitness / Walgreens	$22.38
Mandarin Landing	Jacksonville	1976	139,580	95.1%	25	4	50,000	Whole Foods	12/31/2023	Office Depot / Aveda Institute	$17.43
Old Kings Commons	Palm Coast	1988	84,759	99.0%	15	1				Planet Fitness / Staples / Beall's Outlet	$10.19
Ryanwood	Vero Beach	1987	114,876	93.1%	27	5	39,795	Publix	3/23/2022	Beall's Outlet / Harbor Freight Tools	$11.84
South Beach	Jacksonville Beach	1990 / 1991	307,744	98.1%	37	5	12,517	Trader Joe's	1/31/2025	Bed Bath & Beyond / Ross Dress For Less / Stein Mart / Home Depot / Staples	$14.33
South Point Center	Vero Beach	2003	64,790	91.9%	11	4	44,840	Publix	11/30/2023		$16.35
Sunlake	Tampa	2008	97,871	91.8%	20	6	47,000	Publix	12/31/2028		$20.05
Town & Country	Kissimmee	1993	75,181	97.9%	11	1	52,883	Albertsons* (Ross Dress For Less)	10/31/2018		$9.12
Treasure Coast	Vero Beach	1983	133,779	92.9%	19	4	61,450	Publix	7/31/2026	TJ Maxx	$14.21
Unigold Shopping Center	Winter Park	1987	114,127	93.3%	19	5	52,500	Winn-Dixie	4/30/2017	Youfit Health Clubs	$12.53
TOTAL SHOPPING CENTERS NORTH FLORIDA (16)			1,782,464	93.4%	289	60	406,485				$14.87

TOTAL SHOPPING CENTERS FLORIDA (53)			6,344,167	95.8%	1,076	134	1,376,850				$16.69

CALIFORNIA
Circle Center West	Long Beach	1989	64,364	100.0%	16	—				Marshalls	$26.88
Culver Center	Culver City	1950 / 2000	216,646	97.1%	31	2	36,578	Ralph’s	10/31/2020	LA Fitness / Sit N Sleep / Tuesday Morning / Best Buy	$30.52
Marketplace Shopping Center	Davis	1990	111,156	98.0%	22	1	35,018	Safeway	7/31/2019	Petco / CVS Pharmacy	$24.57
Plaza Escuela	Walnut Creek	2002	153,565	89.9%	22	1				Yoga Works / The Container Store / Cheesecake Factory / Forever 21 / Uniqlo	$44.30
Pleasanton Plaza	Pleasanton	1981	163,469	93.9%	19	4				JC Penney / Cost Plus World Market / Design's School of Cosmetology / Office Max	$13.93
Potrero	San Francisco	1968 / 1997	226,642	84.2%	24	3	59,566	Safeway	9/30/2020	24 Hour Fitness / Party City / Petco / Ross Dress For Less	$32.33
Ralph's Circle Center	Long Beach	1983	59,837	100.0%	13	—	35,022	Ralph’s	11/30/2025		$18.07
San Carlos Marketplace (2)	San Carlos	1999 / 2007	153,510	100.0%	10	—				Best Buy / PetSmart / TJ Maxx / Bassett Furniture	$32.81

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Talega Village Center	San Clemente	2007	102,273	100.0%	26	—	46,000	Ralph's	12/31/2027		$20.50
Von’s Circle Center	Long Beach	1972	150,822	98.4%	23	1	51,855	Von’s	7/31/2022	Rite Aid / Ross Dress For Less	$18.12
Willows Shopping Center (3)	Concord	2015	253,192	95.5%	27	4				Claim Jumper Restaurants / UFC Gym / REI / The Jungle Fun / Old Navy / Ulta Beauty / Pier 1 Imports / Cost Plus World Market	$27.28
TOTAL SHOPPING CENTERS CALIFORNIA (11)			1,655,476	94.9%	233	16	264,039				$27.20

NEW YORK
1175 Third Avenue	Manhattan	1995	25,350	100.0%	1	—	25,350	Food Emporium	4/30/2023		$106.86
90-30 Metropolitan	Queens	2007	59,815	100.0%	5	—	12,898	Trader Joe's	1/31/2023	Staples / Michael’s	$30.09
1225-1239 Second Avenue	Manhattan	1964 / 1987	18,426	100.0%	5	—				CVS Pharmacy	$114.72
Clocktower Plaza	Queens	1985 / 1995	78,820	93.6%	7	1	62,668	Stop & Shop	11/30/2030		$47.99
The Gallery at Westbury Plaza	Westbury	2013	312,386	99.5%	32	1	13,004	Trader Joe's	8/31/2022	The Container Store / Famous Footwear / HomeGoods / Nordstrom Rack / Bloomingdale's / Gap Outlet / Saks Fifth Avenue / Old Navy / Bassett Furniture	$46.02
Westbury Plaza	Westbury	1993 / 2004	394,451	100.0%	12	—				Olive Garden / Costco / Marshalls / Walmart/ Thomasville Furniture / Total Wine	$24.16
TOTAL SHOPPING CENTERS NEW YORK (6)			889,248	99.3%	62	2	113,920				$38.51

CONNECTICUT
91 Danbury Road (2)	Ridgefield	1965	4,612	100.0%	3	—					$26.32
Brookside Plaza	Enfield	1985 / 2006	216,597	95.1%	22	4	59,648	Wakefern Food	8/31/2020	Bed Bath & Beyond / Walgreens / Staples / PetSmart / TJ Maxx	$14.52
Compo Acres	Westport	1960 / 2011	42,754	93.2%	14	1	11,731	Trader Joe’s	2/28/2022		$50.20
Copps Hill	Ridgefield	1979 / 2002	184,528	100.0%	9	—	59,015	Stop & Shop	12/31/2024	Kohl's / Rite Aid	$14.05
Danbury Green	Danbury	1985 / 2006	123,940	100.0%	11	—	11,850	Trader Joe’s	1/31/2023	Rite Aid / Annie Sez / Staples / DSW / Danbury Hilton Garden Inn	$23.20
Darinor Plaza	Norwalk	1978	153,135	100.0%	14	—				Kohl's / Old Navy / Party City	$17.97
Post Road Plaza	Darien	1978	19,704	100.0%	3	—	11,051	Trader Joe's	1/31/2026		$51.36
Southbury Green	Southbury	1979 / 2002	156,100	97.5%	23	2	60,113	ShopRite	7/31/2022	Staples	$22.51
The Village Center	Westport	1969-1973 / 2009-2010	89,159	89.8%	22	4	22,052	The Fresh Market	10/31/2024		$39.29
Walmart at Norwalk (2)	Norwalk	1956 / 2002-2003	142,222	100.0%	1	—				Walmart / Homegoods	$0.56
TOTAL SHOPPING CENTERS CONNECTICUT (10)			1,132,751	97.7%	122	11	235,460				$18.98

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
GEORGIA
BridgeMill	Canton	2000	89,102	91.0%	25	5	37,888	Publix	1/31/2020		$16.51
Buckhead Station	Atlanta	1996	233,817	100.0%	15	—				Bed Bath & Beyond / TJ Maxx / Old Navy / Saks Off Fifth / DSW / Ulta Beauty / Nordstrom Rack / Cost Plus World Market	$23.15
Chastain Square	Atlanta	1981 / 2001	91,637	98.4%	24	2	37,366	Publix	5/31/2024		$20.80
McAlpin Square	Savannah	1979	173,952	96.7%	23	2	43,600	Kroger	8/31/2020	Big Lots / Savannah-Skidaway / Goodwill	$9.21
Piedmont Peachtree Crossing	Atlanta	1978 / 1998	152,239	98.7%	27	1	55,520	Kroger	5/31/2020	Cost Plus World Market / Binders Art Supplies	$20.54
Shops at Hampton Oaks	Fairburn	2009	20,842	48.6%	5	6					$11.55
Williamsburg at Dunwoody	Dunwoody	1983	44,928	77.6%	22	6					$25.48
TOTAL SHOPPING CENTERS GEORGIA (7)			806,517	95.3%	141	22	174,374				$18.56

MASSACHUSETTS
Cambridge Star Market	Cambridge	1953 / 1997	66,108	100.0%	1	—	66,108	Star Market	1/2/2026		$37.44
Plymouth Shaw’s Supermarket	Plymouth	1993	59,726	100.0%	1	—	59,726	Shaw's	1/1/2026		$17.58
Quincy Star Market	Quincy	1965 / 1995	100,741	100.0%	1	—	100,741	Star Market	1/2/2021		$21.48
Swampscott Whole Foods	Swampscott	1967 / 2005	35,907	100.0%	1	—	35,907	Whole Foods	1/1/2026		$24.95
Star's at West Roxbury	West Roxbury	1973 / 1995 / 2006	75,926	100.0%	12	—	54,928	Star Market	1/2/2021		$24.61
The Collection at Harvard Square (2)	Cambridge	1906 / 1908 / 1912	41,050	87.9%	23	10				Urban Outfitters	$60.43
TOTAL SHOPPING CENTERS MASSACHUSETTS (6)			379,458	98.7%	39	10	317,410				$28.40

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
LOUISIANA
Ambassador Row	Lafayette	1980 / 1991	194,678	93.5%	25	1				Big Lots / Chuck E Cheese / Planet Fitness / Jo-Ann Fabric and Craft Stores / Northern Tool + Equipment	$11.72
Ambassador Row Courtyard	Lafayette	1986 / 1991 / 2005	149,642	68.9%	16	8				Bed Bath & Beyond / Tuesday Morning / Cost Plus World Market	$11.94
Bluebonnet Village	Baton Rouge	1983	101,585	95.8%	20	6	33,387	Matherne’s	11/30/2020	Office Depot	$12.90
Elmwood Oaks	Harahan	1989	136,284	100.0%	11	—				Academy Sports / Dollar Tree / Tuesday Morning	$10.12
Siegen Village	Baton Rouge	1988	170,416	98.4%	19	1				Office Depot / Big Lots / Dollar Tree / Planet Fitness / Party City	$10.81
TOTAL SHOPPING CENTERS LOUISIANA (5)			752,605	91.2%	91	16	33,387				$11.38

MARYLAND
Westwood Complex	Bethesda	1958-1960 / 1990 / 2001	225,772	92.5%	36	9	67,356	Giant Foods	10/31/2037	Bowlmor Lanes / CITGO	$29.10
TOTAL SHOPPING CENTERS MARYLAND (1)			225,772	92.5%	36	9	67,356				$29.10

NORTH CAROLINA
Centre Pointe Plaza (8)	Smithfield	1989	159,259	98.1%	21	2				Belk’s / Dollar Tree / Aaron Rents / Burke’s Outlet Stores	$6.54
Riverview Shopping Center (7)	Durham	1973 / 1995	128,498	90.3%	13	3	53,538	Kroger	12/31/2019	Upchurch Drugs / Riverview Galleries	$8.74
TOTAL SHOPPING CENTERS NORTH CAROLINA (2)			287,757	94.6%	34	5	53,538				$7.48

TOTAL RETAIL PORTFOLIO EXCLUDING DEVELOPMENTS AND REDEVELOPMENTS (101)			12,473,751	95.8%	1,834	225	2,636,334				$20.09

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
DEVELOPMENTS AND REDEVELOPMENTS (2)
101 7th Avenue	Manhattan, NY	1930 / 2015	56,870	100.0%	1	—				Barneys New York	$79.13
Broadway Plaza	Bronx, NY	2014	147,071	89.0%	12	3	18,110	Aldi	9/30/2024	TJ Maxx / Bob's Discount Furniture / Blink Fitness /F21 Red	$37.14
Cashmere Corners	Port St. Lucie, FL	2001 / 2016	85,708	83.7%	14	2				Walmart	$12.49
Countryside Shops	Cooper City, FL	1986 / 1988 / 1991	200,392	97.5%	38	5	39,795	Publix	5/31/2037	Stein Mart	$14.95
Lake Mary Centre	Lake Mary, FL	1988 / 2001 / 2015	359,525	94.0%	57	10	24,741	The Fresh Market	5/31/2024	Ross Dress For Less / LA Fitness / Office Depot / Academy Sports / Hobby Lobby	$14.87
Medford	Medford, MA	1995	62,656	3.7%	1	1					$23.67
North Bay Village	Miami Beach, FL	1970 / 2000	—	—	—	—					$—
Pablo Plaza	Jacksonville, FL	1974 / 1998 / 2001 / 2008	153,255	86.2%	17	3	34,400	Publix* (Office Depot)	11/30/2018	Marshalls / HomeGoods /PetSmart	$13.78
Point Royale	Miami, FL	1970 / 2000	182,339	89.1%	21	6	45,350	Winn-Dixie	2/15/2020	Burlington / Pasteur Medical	$13.88
Serramonte Center	Daly City, CA	1968	839,666	97.2%	86	12				Macy's / JC Penney / Target / Crunch Gym / H&M / Forever 21 / Uniqlo / Dick's Sporting Goods	$28.21	(5)
Serramonte Center - Expansion Project	Daly City, CA		247,950	79.5%	8	—				Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack / Ross Dress for Less / Party City / TJ Maxx	$30.24	(5)
TOTAL DEVELOPMENTS AND REDEVELOPMENTS (10) (2)			2,335,432	90.0%	255	42	162,396				$23.87	(5)

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF

TOTAL RETAIL PORTFOLIO INCLUDING DEVELOPMENTS AND REDEVELOPMENTS (111)			14,809,183	94.9%	2,089	267	2,798,730				$20.59	(5)

NON-RETAIL PROPERTIES (2)
200 Potrero	San Francisco, CA	1928	30,500	55.1%	1	1				Golden Bear Sportswear
Banco Popular Office Building	Miami, FL	1971	32,737	64.0%	10	9
Westport Office	Westport, CT	1984	4,000	41.3%	5	4
Westwood - Manor Care	Bethesda, MD	1976	41,123	—	—	1
Westwood Towers	Bethesda, MD	1968 / 1997	211,020	100.0%	2	—				Housing Opportunities

TOTAL NON-RETAIL PROPERTIES (5) (2)			319,380	78.4%	18	15

TOTAL EXCLUDING LAND (116)			15,128,563	94.5%	2,107	282	2,798,730

LAND (6) (2)(4)

TOTAL CONSOLIDATED - 122 Properties

EQUITY ONE, INC.
PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

Footnotes for Property Status Report

Note: Total square footage does not include shadow anchor square footage that is not owned by Equity One but does include square footage for ground leases. Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in (  ).

(1)	Expiration date of the current lease term, excluding any renewal options.

(2)
Not included in the same-property NOI pool for the three months and year ended December 31, 2016. The same-property NOI pool including redevelopments includes all the company's redevelopment properties, but does not include the company's development properties. The only development property as of December 31, 2016 was Broadway Plaza.

(3)
Not included in the same-property NOI pool for the year ended December 31, 2016. The same-property NOI pool including redevelopments includes all the company's redevelopment properties, but does not include the company's development properties. The only development property as of December 31, 2016 was Broadway Plaza.

(4)	The total carrying value of land as of December 31, 2016 is $22.2 million.

(5)
ABR per leased SF for Serramonte Center, total development and redevelopment properties and total retail portfolio including developments and redevelopments is adjusted by removing the square footage attributable to certain anchor tenants at Serramonte Center that pay percentage rent in lieu of minimum rent.

(6)	Property, excluding outparcels totaling 16,800 square feet, sold in January 2017.

(7)	Property sold in January 2017.

(8)	Property sold in February 2017.

EQUITY ONE, INC.
REAL ESTATE ACQUISITION AND DISPOSITION ACTIVITY
December 31, 2016 (unaudited)
(dollars in thousands)

2016 Acquisition Activity
Date Purchased	Property Name	City	State	Square Feet	Purchase Price
November 2, 2016	Pablo Plaza Outparcel	Jacksonville	FL	4,000	$2,560
October 25, 2016	San Carlos Marketplace (1)	San Carlos	CA	153,510	97,000
June 30, 2016	Walmart at Norwalk	Norwalk	CT	142,222	30,000
Total Purchased				299,732	$129,560

2016 Disposition Activity
Date Sold	Property Name	City	State	Square Feet	Gross Sales Price
December 22, 2016	Thomasville Commons	Thomasville	NC	148,754	$2,700
May 11, 2016	Wesley Chapel	Decatur	GA	164,153	7,094
May 11, 2016	Hairston Center	Decatur	GA	13,000	431
February 18, 2016	Sherwood South	Baton Rouge	LA	77,489	3,000
February 18, 2016	Plaza Acadienne	Eunice	LA	59,419	1,775
February 11, 2016	Beauclerc Village	Jacksonville	FL	68,966	5,525
Total Sold				531,781	$20,525

Note: The above schedules reflect only acquisition and disposition activity related to consolidated properties.

(1) The company also paid $3.4 million for the prepayment penalty on the existing mortgage loan encumbering the property, which was not assumed in the acquisition.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
December 31, 2016 (unaudited)
(dollars in millions)

Project	Location	Project GLA (1)	Total GLA (2)	Anchors	Target Stabilization Date (3)	Estimated Gross Cost (4)	Estimated Net Cost (5)	Incurred as of 12/31/16		Balance to Complete	% Placed in Service (6)	CIP Balance as of 12/31/16 (7)
Active Developments
Broadway Plaza	Bronx, NY	147,071	147,071	TJ Maxx / Bob's Discount Furniture / Aldi / Blink Fitness / F21 Red	2017	$73.8	$73.8	$70.4		$3.4	79%	$0.3
Subtotal		147,071	147,071			73.8	73.8	70.4		3.4	79%	0.3
Active Redevelopments
Cashmere Corners	Port St. Lucie, FL	55,740	85,708	Walmart	2017	1.6	1.6	1.0		0.6	79%	—
Countryside Shops	Cooper City, FL	86,852	200,392	Publix / Ross Dress For Less	2018	20.5	20.5	4.8		15.7	8%	7.9
Medford	Medford, MA	TBD	62,656	TBD	TBD	TBD	TBD	0.9		TBD	—	11.1
North Bay Village	Miami Beach, FL	TBD	TBD	TBD	TBD	TBD	TBD	0.6		TBD	—	1.5
Pablo Plaza	Jacksonville, FL	92,076	153,255	Whole Foods / PetSmart	2020	18.0	18.0	7.4		10.6	23%	3.2
Point Royale	Miami, FL	86,200	182,339	Burlington	2017	9.8	9.8	4.1		5.7	59%	1.6
Serramonte Center - Expansion Project	Daly City, CA	247,950	1,087,616	Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack / Ross Dress For Less / Party City / TJ Maxx	2017	109.1	109.1	55.3		53.8	21%	58.6
Subtotal		568,818	1,771,966			159.0	159.0	74.1		86.4	31%	83.9
Total Active Developments and Redevelopments		715,889	1,919,037			232.8	232.8	144.5		89.8	41%	84.2
Developments and Redevelopments Pending Twelve Month Stabilization
101 7th Avenue	Manhattan, NY	56,870	56,870	Barneys New York	2016	14.1	14.1	14.0		0.1	100%	—
Lake Mary Centre	Lake Mary, FL	167,764	359,525	Ross Dress For Less / The Fresh Market / Academy Sports / Hobby Lobby	2016 (8)	15.9	15.9	15.3		0.6	100%	0.3
Total		224,634	416,395			30.0	30.0	29.3		0.7	100%	0.3
Total Development and Redevelopment Activity						$262.8	$262.8	$173.8	(9)	$90.5	55%	84.5
								Other CIP (see page 37)				35.1
								Land				22.2
								Total CIP and Land (See page 7)				$141.8

See footnotes on following page.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
December 31, 2016 (unaudited)

Footnotes for Real Estate Developments and Redevelopments

(1)	Project GLA is subject to change based upon build-to-suit requests and other tenant driven changes.

(2)	Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.

(3)
Target stabilization date reflects the date that construction is expected to be substantially complete and the anchors commence paying rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement.

(4)	For developments, includes actual cost of land.

(5)	After sales of outparcels and construction cost reimbursements.

(6)	Percentage placed in service represents the percentage of project GLA for which the applicable tenants have commenced revenue recognition under GAAP.

(7)
CIP balance as of December 31, 2016 reflects the company's GAAP balances associated with the projects. For redevelopments, this includes an allocation of the company's existing cost basis for the portion of the center subject to redevelopment.

(8)
Stabilization date is based on the expected commencement of cash rent for Hobby Lobby as part of the third phase of the redevelopment. The first phase, comprised of adding Ross and Fresh Market, which represents 50,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2014. The second phase, comprised of adding Academy Sports, which represents 63,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2015.

(9)	Includes an aggregate of $20.2 million in costs incurred but not yet funded as of December 31, 2016.

EQUITY ONE, INC.
TACTICAL CAPITAL IMPROVEMENTS
December 31, 2016 (unaudited)
(in millions)

Project	Location	Project Description	Target Stabilization Date (1)	Estimated Cost	Incurred as of 12/31/16	Balance to Complete	CIP Balance as of 12/31/16 (2)
Capital Expenditure Projects over $1.0 million
Ambassador Row Courtyards	Lafayette, LA	Retenanting	2017	$8.5	$6.2	$2.3	$1.0
Buckhead Station	Atlanta, GA	Retenanting	2017	6.5	4.8	1.7	3.1
The Village Center	Westport, CT	Retenanting and Façade Renovation	2017	5.0	2.4	2.6	8.8
Brookside Plaza	Enfield, CT	Retenanting	2016	3.9	3.5	0.4	—
Point Royale Shopping Center	Miami, FL	Site Work	2017	2.6	1.8	0.8	1.0
Westbury Plaza	Westbury, NY	Retenanting	2017	2.5	—	2.5	9.7
Hammocks Town Center	Miami, FL	Outparcel Addition	2016	2.3	2.2	0.1	—
South Beach Regional	Jacksonville Beach, FL	Outparcel Addition	2017	2.2	0.1	2.1	0.1
Post Road Plaza	Darien, CT	Façade Renovation	2016	1.5	1.0	0.5	—
Plaza at St. Lucie West	Port St. Lucie, FL	Retenanting	2016	1.3	1.3	—	—
Total				$36.3	$23.3	$13.0	23.7
All Other Capital Expenditure Projects							11.4
Total Other Capital Investment into Real Estate							$35.1

(1) Target stabilization date reflects the date that construction is expected to be substantially complete and, if applicable, the tenants commence paying rent.
(2) CIP balance as of December 31, 2016 reflects the company's GAAP balances associated with the projects, including an allocation of the company's existing cost basis for the portion of the center under construction, as applicable.

EQUITY ONE, INC.
DEBT SUMMARY
December 31, 2016 (unaudited)
(dollars in thousands)

	December 31, 2016	December 31, 2015	December 31, 2014
Fixed rate debt	$727,896	$772,680	$1,042,914
Variable rate debt - swapped to fixed rate (1)	250,000	250,000	250,000
Variable rate debt - unhedged	445,750	348,750	37,000
Total debt	$1,423,646	$1,371,430	$1,329,914

% Fixed rate debt	51.1%	56.4%	78.4%
% Variable rate debt - swapped to fixed rate	17.6%	18.2%	18.8%
% Variable rate debt - unhedged	31.3%	25.4%	2.8%
Total	100.0%	100.0%	100.0%

Secured mortgage debt	$255,646	$282,029	$311,778
Unsecured debt	1,168,000	1,089,401	1,018,136
Total debt	$1,423,646	$1,371,430	$1,329,914

% Secured mortgage debt	18.0%	20.6%	23.4%
% Unsecured debt	82.0%	79.4%	76.6%
Total	100.0%	100.0%	100.0%

Total market capitalization (see page 16)	$5,881,401	$5,195,485	$4,778,523

% Secured mortgage debt	4.3%	5.4%	6.5%
% Unsecured debt	19.9%	21.0%	21.3%
Total debt : Total market capitalization	24.2%	26.4%	27.8%

Weighted average interest rate on secured mortgage debt (2)	4.92%	5.61%	6.03%
Weighted average interest rate on unsecured senior notes (2)	3.79%	4.75%	5.02%
Weighted average interest rate on term loans (2)	2.12%	2.01%	2.62%
Weighted average interest rate on total debt (2) (3)	3.31%	3.92%	4.80%
Weighted average interest rate on revolving credit facility (2)	1.77%	1.47%	1.22%

Weighted average maturity on secured mortgage debt	5.9 Years	3.6 years	4.4 years
Weighted average maturity on unsecured senior notes	7.3 Years	4.6 years	4.3 years
Weighted average maturity on term loans	3.1 Years	4.0 years	4.1 years
Weighted average maturity on total debt (3)	5.3 Years	4.1 years	4.3 years

Note: All amounts and calculations exclude unamortized / unaccreted premium / (discount) on mortgage loans and senior notes and include secured mortgage loans related to properties held for sale.

(1)
The company has interest rate swaps which convert the LIBOR rate applicable to its $250.0 million term loan to a fixed interest rate, providing an effective weighted average fixed interest rate under the loan agreement of 2.62% per annum for all periods presented.

(2)	Weighted average interest rates are calculated based on balances outstanding at the respective dates.

(3)	Weighted average maturity on total debt and weighted average interest rate on total debt excludes amounts drawn under the revolving credit facility, which expires on February 1, 2021.

EQUITY ONE, INC.
DEBT MATURITY SCHEDULE
December 31, 2016 (unaudited)
(dollars in thousands)

	Secured Debt		Unsecured Debt			Deferred Financing Costs and Premium/(Discount) Scheduled Amortization	Total	Weighted Average Interest Rate at Maturity		Percent of Debt Maturing
Year	Scheduled Amortization	Balloon Payments	Revolving Credit Facility	Senior Notes	Term Loans

2017	$6,567	$—	$—	$—	$—	$(1,451)	$5,116	—		0.4%
2018	6,767	82,504	—	—	—	(1,427)	87,844	4.8%		6.2%
2019	5,542	18,330	—	—	250,000	(1,101)	272,771	2.9%	(1)	19.3%
2020	5,471	—	—	—	300,000	(1,202)	304,269	1.7%		21.5%
2021	5,398	12,581	118,000	—	—	(787)	135,192	5.9%		9.5%
2022	5,136	—	—	300,000	—	(750)	304,386	3.8%		21.5%
2023	5,345	1,221	—	—	—	(395)	6,171	7.5%		0.4%
2024	2,939	—	—	—	—	(371)	2,568	—		0.2%
2025	2,259	—	—	—	—	(361)	1,898	—		0.1%
Thereafter	7,586	88,000	—	200,000	—	(163)	295,423	3.8%		20.9%
Total	$53,010	$202,636	$118,000	$500,000	$550,000	$(8,008)	$1,415,638	3.2%	(1)	100.0%

(1) Excludes the revolving credit facility. Including the amounts drawn under the revolving credit facility, the weighted average interest rate would be 2.2% for 2021 and 3.1% in total.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
December 31, 2016 (unaudited)
(dollars in thousands)

Debt Instrument	Maturity Date	Rate		December 31, 2016	December 31, 2015	Percent of Overall Debt Maturing
Mortgage loans
1225-1239 Second Avenue (1)	06/01/2016	6.325%		$—	$16,020	—
Glengary Shoppes (1)	06/11/2016	5.750%		—	15,217	—
Magnolia Shoppes (1)	07/11/2016	6.160%		—	13,010	—
Culver Center (2)	05/06/2017	5.580%		—	64,000	—
Concord Shopping Plaza (3)	06/28/2018	1-month LIBOR + 1.35%		27,750	27,750	2.0%
Sheridan Plaza	10/10/2018	6.250%		57,140	58,330	4.0%
1175 Third Avenue	05/01/2019	7.000%		5,950	6,241	0.4%
The Village Center	06/01/2019	6.250%		14,392	14,825	1.0%
BridgeMill	05/05/2021	7.940%		6,046	6,462	0.4%
Circle Center West/Talega Village Center (4) (5)	10/01/2021	5.010%		10,516	10,793	0.8%
Westport Plaza	08/01/2023	7.490%		3,127	3,340	0.2%
Aventura Square / Shoppes of Oakbrook / Treasure Coast Plaza	02/28/2024	6.500%		18,790	20,756	1.3%
Westbury Plaza	02/01/2026	3.760%		88,000	—	6.2%
Von's Circle Center	10/10/2028	5.200%		8,839	9,366	0.7%
Copps Hill	01/01/2029	6.060%		15,096	15,919	1.1%
Total mortgage loans (11 loans outstanding)	5.90 years	4.92%	(6)	$255,646	$282,029	18.1%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(1,502)	1,430	(0.1%)
Total mortgage loans (including unamortized/unaccreted premium/(discount))				$254,144	$283,459	18.0%

Senior notes
6.25% senior notes (7)	01/15/2017	6.250%		$—	$101,403	—
6.00% senior notes (8)	09/15/2017	6.000%		—	116,998	—
3.75% senior notes	11/15/2022	3.750%		300,000	300,000	21.2%
3.81% series A senior notes	05/11/2026	3.810%		100,000	—	7.0%
3.91% series B senior notes	08/11/2026	3.910%		100,000	—	7.1%
Total senior notes	7.32 years	3.79%	(6)	$500,000	$518,401	35.3%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(3,758)	(3,029)	(0.3%)
Total senior notes (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$496,242	$515,372	35.0%

See footnotes on following page.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
December 31, 2016 (unaudited)
(dollars in thousands)

Debt Instrument	Maturity Date	Rate		December 31, 2016	December 31, 2015	Percent of Overall Debt Maturing

Term Loans
$250MM - Term Loan (9)	02/13/2019	2.618%	(11)	$250,000	$250,000	17.6%
$300MM - Term Loan (10)	12/02/2020	1MTH LIBOR +1.10%		300,000	225,000	21.2%
Total term loans	3.10 years	2.12%	(6)	$550,000	$475,000	38.8%
Unamortized deferred financing costs				(2,748)	(3,109)	(0.2)%
Total term loans (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$547,252	$471,891	38.6%

Revolving credit facility
$850MM Line of Credit (12)	02/01/2021	1MTH LIBOR +1.00%		$118,000	$96,000	8.4%
Total revolving credit facility	4.09 years	1.77%	(6)	$118,000	$96,000	8.4%

Total debt	5.26 years (13)	3.31%	(6) (13)	$1,423,646	$1,371,430	100.6%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(8,008)	(4,708)	(0.6)%
Total debt (including unamortized/unaccreted premium/(discount))				$1,415,638	$1,366,722	100.0%

Senior Debt Ratings
Moody’s				Baa2 (Stable)	Baa2 (Stable)
S&P				BBB (Stable)	BBB (Stable)

(1)	Prepaid during the year ended December 31, 2016 with no prepayment penalty.

(2)	In August 2016, the company defeased the mortgage loan.

(3)	The loan balance bears interest at a floating rate of 1-month LIBOR + 1.35%. The effective interest rate on December 31, 2016 was 1.967%.

(4)
In June 2016, in order to effectuate a substitution of collateral, the company repaid the mortgage loan secured by Talega Village Center. Concurrently, with the repayment of the Talega Village Center mortgage loan, the company entered into a new mortgage loan secured by Circle Center West which carries the same terms as the previous Talega Village Center mortgage loan.

(5)
The stated loan maturity date is October 1, 2036; however, both the lender and the borrower have the right to exercise a call or early prepayment, respectively, on each of October 1, 2021, October 1, 2026 and October 1, 2031. It is deemed likely this right will be exercised and the shown maturity date is therefore October 1, 2021.

(6)	Calculated based on weighted average interest rates of outstanding balances at December 31, 2016.

(7)	In February 2016, the company redeemed its 6.25% senior notes.

(8)	In July 2016, the company redeemed its 6.00% senior notes.

(9)
The interest rate for the $250.0 million term loan has been swapped to a fixed interest rate through three interest rate swaps. The indicated interest rate for the term loan and the weighted average interest rate for all debt instruments includes the effect of the swaps. As of December 31, 2016 and 2015, the fair value of one of the company's interest rate swaps consisted of an asset of $200,000 and $217,000, respectively, which are included in other assets in its condensed consolidated balance sheets, while the fair value of the two remaining interest rate swaps consisted of a liability of $1.2 million and $2.0 million, respectively, which are included in accounts payable and accrued expenses in its condensed consolidated balance sheets.

(10)
At the company's request, the principal amount of the term loan may be increased up to an aggregate of $500.0 million subject to the availability of additional commitments from lenders. This term loan bears interest at a floating rate of 1-MTH LIBOR + 1.10% and the effective rate on December 31, 2016 was 1.711%.

(11)	The effective fixed interest rate on December 31, 2016.

(12)	In September 2016, the company closed on an $850.0 million revolving credit facility which replaced its $600.0 million revolving credit facility.

(13)	Weighted average maturity in years and weighted average interest rate as of December 31, 2016 excludes the revolving credit facility which expires on February 1, 2021.

EQUITY ONE, INC.
BALANCE SHEETS & STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES
December 31, 2016 (unaudited)
(dollars in thousands)

BALANCE SHEETS OF UNCONSOLIDATED JOINT VENTURES			As of December 31, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Assets	Total Debt	Total Equity	Pro-Rata Share Total Debt (3)	Investment in Joint Venture (1)
DRA Advisors	20.0%	Retail/Office	$17,790	$—	$17,516	$—	$3,503
New York Common Retirement Fund	30.0%	Retail	293,591	144,303	126,354	43,291	37,533
Rider Limited Partnership	50.0%	Office	38,924	—	38,134	—	19,067
Total			$350,305	$144,303	$182,004	$43,291	$60,103

STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES			For the three months ended December 31, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (2)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI (3)
DRA Advisors	20.0%	Retail/Office	$675	$250	$198	$—	$199	$428	$86
New York Common Retirement Fund	30.0%	Retail	6,735	2,196	2,564	1,561	346	4,696	1,409
Rider Limited Partnership	50.0%	Office	1,609	393	295	—	918	1,125	563
Total			$9,019	$2,839	$3,057	$1,561	$1,463	$6,249	$2,058

			For the year ended December 31, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (2)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI (3)
DRA Advisors	20.0%	Retail/Office	$2,279	$1,221	$763	$—	$337	$777	$155
New York Common Retirement Fund	30.0%	Retail	28,182	9,244	9,441	6,280	3,031	18,764	5,629
Rider Limited Partnership	50.0%	Office	6,188	1,521	1,184	—	3,469	4,428	2,214
Total			$36,649	$11,986	$11,388	$6,280	$6,837	$23,969	$7,998

Note: Amounts shown above reflect 100% of the joint venture balance sheet and income statement line items, unless otherwise specified.

(1)	Excludes other investments in unconsolidated joint ventures and advances to unconsolidated joint ventures totaling $1.7 million.

(2)	Interest expense includes amortization of deferred financing costs.

(3)
Represents the company’s pro-rata share of the respective financial measure. These measures are calculated by multiplying the company’s stated ownership percentage in each investee by the applicable financial measure derived from the investee’s underlying financial statements. The company does not control these unconsolidated investees, and the inclusion of these measures with the company’s consolidated financial measures may not accurately depict the legal and economic implications of holding a noncontrolling interest in the applicable investee.

EQUITY ONE, INC.
UNCONSOLIDATED PROPERTY STATUS REPORT
December 31, 2016 (unaudited)

								Number of tenants		Supermarket anchor				ABR per leased SF
Property	JV	EQY Ownership %	Type	City, State	Year Built / Renovated	Total Sq. Ft.	Percent Leased	Leased	Vacant	Sq. Ft.	Name	Expiration Date	Other anchor tenants
1900/2000 Offices	DRA	20.0%	Office	Boca Raton, FL	1979 / 1982 / 1986 / 2007	116,655	83.9%	27	3				Garda Supplies Rental & Services	$17.02
Rider Limited Partnership	CSC	50.0%	Medical Office	San Francisco, CA	1968	146,046	99.8%	51	1				Central Parking System	$37.12
Country Walk Plaza	NYCRF	30.0%	Retail	Miami, FL	1985 / 2006 / 2008	100,686	93.6%	26	3	39,795	Publix	10/23/2020	CVS Pharmacy	$19.04
Veranda Shoppes	NYCRF	30.0%	Retail	Plantation, FL	2007	44,888	96.9%	8	1	28,800	Publix	04/30/2027		$26.49
Northborough Crossing	NYCRF	30.0%	Retail	Northborough, MA	2011	645,785	96.2%	25	2	139,449	Wegmans	10/31/2036	TJ Maxx / Kohl's / BJ's / Golf Town USA / PetSmart / Michaels / Toys "R" Us / Dick's Sporting Goods / Eastern Mountain Sports	$14.13
Riverfront Plaza	NYCRF	30.0%	Retail	Hackensack, NJ	1997	128,968	97.4%	22	2	70,400	ShopRite	10/31/2027		$25.26
The Grove	NYCRF	30.0%	Retail	Windermere, FL	2004	151,752	100.0%	31	—	51,673	Publix	01/31/2029	LA Fitness	$20.21
Old Connecticut Path	NYCRF	30.0%	Retail	Framingham, MA	1994	80,198	100.0%	5	—	65,940	Stop & Shop	06/30/2019		$21.17

TOTAL UNCONSOLIDATED PROPERTIES PORTFOLIO (8)						1,414,978	96.1%	195	12	396,057				$19.66

EQUITY ONE, INC.
DEBT SUMMARY OF UNCONSOLIDATED JOINT VENTURES
December 31, 2016 (unaudited)
(dollars in thousands)

Co-Investment Partner	Debt Instrument	Equity One’s Ownership (1)	Maturity Date	Rate (1)	Balance as of December 31, 2016	Balance as of December 31, 2015

Mortgage Debt
New York Common Retirement Fund	Equity One JV Sub CT Path LLC	30.0%	01/01/2019	5.74%	8,333	8,798
New York Common Retirement Fund	Equity One JV Sub Northborough LLC	30.0%	02/10/2021	4.18%	65,010	66,440
New York Common Retirement Fund	Equity One JV Sub Riverfront Plaza LLC	30.0%	10/10/2023	4.54%	24,000	24,000
New York Common Retirement Fund	Equity One JV Sub Grove LLC (2)	30.0%	12/23/2023	4.18%	22,500	22,500
New York Common Retirement Fund	Equity One Country Walk LLC	30.0%	11/5/2025	3.91%	16,000	16,000
New York Common Retirement Fund	Equity One JV Sub Veranda LLC	30.0%	11/5/2025	3.86%	9,000	9,000

	Unamortized deferred financing costs and premium, net (3)				(540)	(563)
	Total debt				$144,303	$146,175

	Equity One’s pro-rata share of unconsolidated joint venture debt (4)				$43,291	$43,853

(1)	Equity One's equity interest and rate in effect on December 31, 2016.

(2)
The loan bears interest at a floating rate of LIBOR + 1.35%, which has been swapped to a weighted average fixed rate of 4.18%. The fair value of the swap at December 31, 2016 was a liability of approximately $1.3 million.

(3)	Net unamortized deferred financing costs and premium is the total for all loans.

(4)
Represents the company’s pro-rata share of the respective financial measure. These measures are calculated by multiplying the company’s stated ownership percentage in each investee by the applicable financial measure derived from the investee’s underlying financial statements. The company does not control these unconsolidated investees, and the inclusion of these measures with the company’s consolidated financial measures may not accurately depict the legal and economic implications of holding a noncontrolling interest in the applicable investee.

Appendices - Reconciliations of
Non-GAAP Financial Measures

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF TOTAL RENTAL REVENUE TO NOI
December 31, 2016 (unaudited)
(dollars in thousands)

	4Q 2016	3Q 2016	2Q 2016	1Q 2016	4Q 2015
Minimum rent	$73,665	$71,599	$71,426	$70,797	$68,983
Expense recoveries	19,769	20,732	20,261	20,823	20,217
Percentage rent	838	1,086	648	2,554	855
Total rental revenue	94,272	93,417	92,335	94,174	90,055

Less: Property operating expenses	12,692	12,832	12,570	13,611	12,606
Real estate tax expense	9,844	11,368	11,070	10,759	9,960
NOI (1) (2)	$71,736	$69,217	$68,695	$69,804	$67,489

NOI margin (NOI / Total rental revenue)	76.1%	74.1%	74.4%	74.1%	74.9%

(1)
Includes straight-line rent, accretion of below-market lease intangibles (net), amortization of lease incentives and amortization of below-market ground lease intangibles. Does not include intercompany management fees as they are eliminated in consolidation.

(2)	See Appendix on following page for a reconciliation of NOI to its comparable GAAP measure.

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC. TO SAME-PROPERTY NOI
December 31, 2016 (unaudited)
(dollars in thousands)

	Q4		Q3		Q2		Q1		Q4
	2016	2015	2016	2015	2016	2015	2015	2014	2015	2014
Net income attributable to Equity One, Inc.	$17,631	$13,432	$12,561	$16,961	$21,582	$27,054	$21,066	$8,006	$13,432	$6,725
Net income attributable to noncontrolling interests	—	2,507	—	2,498	—	2,507	—	2,502	2,507	2,491
Loss from discontinued operations	—	—	—	—	—	—	—	—	—	34
Income tax provision (benefit) of taxable REIT subsidiaries	354	(389)	360	(618)	331	187	440	(36)	(389)	70
Income before income taxes and discontinued operations	17,985	15,550	12,921	18,841	21,913	29,748	21,506	10,472	15,550	9,320
Less:
Management and leasing services income	303	445	338	246	196	631	303	555	445	333
Equity in income of unconsolidated joint ventures	602	2,060	736	2,435	600	1,116	773	882	2,060	672
(Loss) gain on sale of operating properties	(23)	—	48	614	913	3,355	2,732	(17)	—	3,371
Other income	39	336	6	226	223	5,597	641	41	336	361
Add:
Depreciation and amortization expense	24,389	24,024	24,319	25,385	27,387	22,572	26,157	21,016	24,024	21,230
General and administrative expense	12,995	9,913	9,057	9,207	8,663	8,417	8,711	8,740	9,913	9,864
Interest expense	11,783	13,279	11,491	13,453	12,481	13,781	12,848	14,809	13,279	15,778
Loss (gain) on extinguishment of debt	—	4,735	9,436	—	183	2,701	5,031	(138)	4,735	3,824
Impairment losses	—	2,829	3,121	2,417	—	200	—	11,307	2,829	7,958
Merger expenses (1)	5,505	—	—	—	—	—	—	—	—	—
Total NOI	71,736	67,489	69,217	65,782	68,695	66,720	69,804	64,745	67,489	63,237
Straight-line rent	(1,067)	(1,101)	(1,170)	(1,101)	(1,145)	(1,279)	(1,458)	(1,131)	(1,101)	(994)
Accretion of below-market lease intangibles, net	(3,642)	(3,505)	(3,551)	(3,399)	(3,024)	(3,765)	(3,222)	(3,124)	(3,505)	(3,447)
Intercompany management fees	(3,035)	(2,784)	(2,979)	(2,843)	(3,016)	(2,797)	(2,924)	(2,788)	(2,818)	(2,776)
Amortization of lease incentives	337	262	289	262	351	213	287	297	262	230
Amortization of below-market ground lease intangibles	193	152	188	152	176	150	150	148	152	152
Total Cash NOI	64,522	60,513	61,994	58,853	62,037	59,242	62,637	58,147	60,479	56,402
Other non same-property NOI	(2,678)	(2,148)	(1,585)	(1,589)	(2,880)	(2,146)	(3,087)	(1,870)	(2,804)	(1,451)
Adjustments (2)	(44)	(238)	66	328	365	(1,009)	(156)	197	(333)	442
Same-property NOI including redevelopments (3)	61,800	58,127	60,475	57,592	59,522	56,087	59,394	56,474	57,342	55,393
Redevelopment property NOI	(8,313)	(7,100)	(10,507)	(9,357)	(10,479)	(9,156)	(10,205)	(9,908)	(9,317)	(8,906)
Same-property NOI (3)	$53,487	$51,027	$49,968	$48,235	$49,043	$46,931	$49,189	$46,566	$48,025	$46,487

Growth in same-property NOI	4.8%		3.6%		4.5%		5.6%		3.3%
Number of properties (4)	97		94		89		91		95

Growth in same-property NOI including redevelopments	6.3%		5.0%		6.1%		5.2%		3.5%
Number of properties (5)	106		106		102		104		107

See footnotes on following page.

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC. TO SAME-PROPERTY NOI
December 31, 2016 (unaudited)

Footnotes for Reconciliation of Net Income Attributable to Equity One, Inc. to Same-Property NOI

(1)	Represents expenses associated with the company's pending merger with Regency.

(2)
Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

(3)
Included in same-property NOI for Q2 2016 and Q1 2016 is $241,000 and $258,000, respectively, in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

(4)
The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.

(5)
The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

EQUITY ONE, INC.
APPENDIX - RECONCILATION OF G&A TO ADJUSTED G&A
December 31, 2016 (unaudited)
(dollars in thousands)

	4Q 2016	3Q 2016	2Q 2016	1Q 2016	4Q 2015
G&A	$12,995	$9,057	$8,663	$8,711	$9,913
Transaction costs (1)	3,496	184	773	466	1,073
Reorganization and severance adjustments (2)	—	22	57	117	57
Adjusted G&A	$9,499	$8,851	$7,833	$8,128	$8,783

Total revenue	$94,575	$93,755	$92,531	$94,477	$90,500
G&A to total revenue	13.7%	9.7%	9.4%	9.2%	11.0%
Adjusted G&A to total revenue	10.0%	9.4%	8.5%	8.6%	9.7%

(1)
Represents costs primarily associated with acquisition and disposition activity of $3.5 million for Q4 2016, as well as costs of $348,000 incurred during 1Q 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 includes $300,000 of acquisition and disposition costs and $773,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program and affiliate public offerings.

(2)
For all the 2016 periods presented, represents severance expenses. For all the 2015 periods presented, primarily includes costs associated with the company's executive transition and severance expenses.

EQUITY ONE, INC.
APPENDIX - FFO AND CORE FFO
December 31, 2016 (unaudited)
(dollars in thousands, except per share data)

						Year Ended December 31,
	4Q 2016	3Q 2016	2Q 2016	1Q 2016	4Q 2015	2016	2015
Net income attributable to Equity One, Inc.	$17,631	$12,561	$21,582	$21,066	$13,432	$72,840	$65,453
Real estate depreciation and amortization, net of noncontrolling interest	24,096	24,032	27,100	25,831	23,685	101,059	91,705
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	957	851	888	881	943	3,577	3,947
Loss (gain) on disposal of depreciable real estate (1)	23	(48)	(913)	(2,732)	—	(3,670)	(3,952)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (2)	—	—	—	—	(1,403)	—	(8,428)
Impairments of depreciable real estate	—	2,454	—	—	1,579	2,454	12,886
Tax effect of adjustments	—	—	—	—	(599)	—	(768)
FFO	42,707	39,850	48,657	45,046	37,637	176,260	160,843
Earnings attributed to noncontrolling interest (3)	—	—	—	—	2,499	—	9,995
FFO Available to Diluted Common Stockholders	42,707	39,850	48,657	45,046	40,136	176,260	170,838
Transaction costs (4)	3,496	184	773	466	1,073	4,919	2,733
Merger expenses (5)	5,505	—	—	—	—	5,505	—
Impairment of goodwill, land and joint venture investments	—	667	—	—	1,250	667	3,867
Reorganization and severance adjustments (6)	—	22	57	117	57	196	637
Loss on extinguishment of debt	—	9,436	183	5,031	4,735	14,650	7,298
Tax effect of adjustments	—	—	(70)	—	—	(70)	(918)
Core FFO Available to Diluted Common Stockholders	$51,708	$50,159	$49,600	$50,660	$47,251	$202,127	$184,455

FFO per Diluted Common Share	$0.29	$0.28	$0.34	$0.32	$0.29	$1.23	$1.22
Core FFO per Diluted Common Share	$0.36	$0.35	$0.35	$0.36	$0.34	$1.41	$1.32
Weighted average diluted shares (7)	145,015	144,106	142,227	141,253	140,659	143,167	139,518

(1)	Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to the GRI JV for the year ended December 31, 2015.

(2)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the year ended December 31, 2015.

(3)
Represents earnings attributed to convertible units held by LIH for all the 2015 periods presented. Although these convertible units are excluded from the calculation of earnings per diluted share for all the 2015 periods presented, FFO available to diluted common stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(4)
Represents costs primarily associated with acquisition and disposition activity of $3.5 million and $4.4 million for Q4 2016 and for the year ended December 31, 2016, as well as costs of $348,000 incurred during 1Q 2016 and the year ended December 31, 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 and the year ended December 31, 2015, includes $300,000 and $1.8 million, respectively, of acquisition and disposition costs, and $773,000 and $908,000, respectively, of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program, and affiliate public offerings.

(5)	Represents expenses associated with the company's pending merger with Regency.

(6)
For all the 2016 periods presented, represents severance expenses. For all the 2015 periods presented, primarily includes costs associated with the company's executive transition and severance expenses.

(7)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for all the 2015 periods presented are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for all the 2015 periods presented for GAAP purposes because their inclusion was anti-dilutive.